IN THE UNITED STATES BANKRUPTCY COURT

                  FOR THE DISTRICT OF DELAWARE


In re:                          )         Chapter 11
                                )
WHEREHOUSE ENTERTAINMENT,       )          Case No. 95-911 (HSB)
INC., and WEI HOLDINGS, INC.,   )
                                )          Jointly Administered
                                )
               Debtors.         )
                                )



             DEBTORS' FIRST AMENDED CHAPTER 11 PLAN


     As Revised for Technical Corrections on October 4, 1996



                        Latham & Watkins
                633 West Fifth Street, Suite 4000
                  Los Angeles, California 90071
                         Attn:     Hendrik de Jong
                             Peter M. Gilhuly
                         (213) 485-1234

                               and

                Young, Conaway Stargatt & Taylor
                11th Floor - Rodney Square North
                          P.O. Box 391
                   Wilmington, Delaware 19899
                    Attn:  Laura Davis Jones
                         (302) 571-6600

                        TABLE OF CONTENTS

                                                             PAGE

ARTICLE 1  - DEFINITIONS AND RULES OF INTERPRETATION . . . . .  1

     1.01.   Definitions. . . . . .  . . . . . . . . . . . . .  1
     1.02.   Rules of Interpretation . . . . . . . . . . . . . 12
     1.03.   Incorporation of Exhibit  . . . . . . . . . . . . 12

ARTICLE 2 - PROVISIONS FOR TREATMENT OF ADMINISTRATIVE
            EXPENSES . . . . . . . . . . . . . . . . . . . . . 12

     2.01.   Allowance of Administrative Expenses . . . . . .  12
     2.02.   Payment of Administrative Expenses . . . . . . .  13

ARTICLE 3 - PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS. . 14

     3.01.  Priority Tax Claims. . . . . . . . . . . . . . . . 14

ARTICLE 4 - CLASSIFICATION OF CLAIMS AND INTERESTS . . . . . . 14

     4.01.  Secured Claims . . . . . . . . . . . . . . . . . . 14
     4.02.  Priority Claims. . . . . . . . . . . . . . . . . . 14
     4.03.  Unsecured Claims.. . . . . . . . . . . . . . . . . 15
     4.04.  Interests. . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 5 - PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS . 15

     5.01.  Senior Lender Secured Claims (Class 1) . . . . . . 15
     5.02.  DC-2 Secured Claim (Class 2).. . . . . . . . . . . 17
     5.03.  Miscellaneous Secured Claims (Class 3).. . . . . . 18
     5.04.  Miscellaneous Priority Claims (Class 4). . . . . . 18
     5.05.  General Unsecured Claims (Class 5).. . . . . . . . 18
     5.06.  Senior Lender Deficiency Claims (Class 6). . . . . 19
     5.07.  Senior Subordinated Note Claims (Class 7). . . . . 20
     5.08.  Convertible Subordinated Debenture Claims
            (Class 8). . . . . . . . . . . . . . . . . . . . . 21
     5.09.  Interests (Class 9). . . . . . . . . . . . . . . . 22


ARTICLE 6 - IDENTIFICATION OF CLASSES OF CLAIMS AND
            INTERESTS IMPAIRED AND NOT IMPAIRED BY
            THIS PLAN; ACCEPTANCE OR REJECTION OF THIS
            PLAN . . . . . . . . . . . . . . . . . . . . . .  22

     6.01.  Acceptance by an Impaired Class of Creditors . . .22
     6.02.  Voting Classes . . . . . . . . . . . . . . . . . .22
     6.03.  Classes Receiving No Property Deemed to
            Reject this Plan . . . . . . . . . . . . . . . .  22
     6.04.  Unimpaired Classes Conclusively Presumed to
            Accept this Plan .. . . . . . . . . . . . . . . . 22
     6.05.  Confirmation Pursuant to Section  1129(b). . . .. 23

ARTICLE 7 - UNEXPIRED LEASES AND EXECUTORY CONTRACTS . . . .. 23

     7.01.  Assumption and Rejection . . . . . . . . . . . .. 23
     7.02.  Assumption and Assignment of Leases. . . . . .  . 23
     7.03.  Assigned Leases. . . . . . . . . . . . . . . . .  23
     7.04.  Assignments of Contracts and Leases. . . . . . .  23

ARTICLE 8 - OPERATION AND MANAGEMENT OF REORGANIZED
            WHEREHOUSE AND THE DEBTORS. . . . . . . . . . . . 24

     8.01.  Board of Directors . . . . . . . . . . . . . . .  24
     8.02.  Appointment of Directors . . . . . . . . . . . .. 24
     8.03.  Effect of Appointment. . . . . . . . . . . . . .. 24

ARTICLE 9 - IMPLEMENTATION OF THIS PLAN. . . . . . . . . . .  24

     9.01.  Substantive Consolidation. . . . . . . . . . . .  24
     9.02.  Extinguishment of Inter-Debtor and
            Co-Debtor Claims and Interests. . . . . . . . . . 25
     9.03.  Reservation of Rights. . . . . . . . . . . . . .  25
     9.04.  Transfer of Property . . . . . . . . . . . . . .  25
     9.05.  Liquidation of Estates . . . . . . . . . . . . .. 25
     9.06.  Cancellation of Securities . . . . . . . . . . .  26
     9.07.  Surrender of Cancelled Securities. . . . . . . .  26
     9.08.  Allowance of Claims Subject of Section  502(d) .  27
     9.09.  Right of Setoff. . . . . . . . . . . . . . . . .  27

ARTICLE 10 - PROVISIONS COVERING DISTRIBUTIONS . . . . . .. . 27

     10.01. Time of Distributions Under this Plan . . . . . . 27
     10.02. Fractional Shares . . . . . . . . . . . . . . . . 28
     10.03. Warrants for Issuance of Fractional Shares. . . . 28
     10.04. Compliance With Tax Requirements. . . . . . . . . 28
     10.05. Persons Deemed Holders of Registered Securities . 29
     10.06. Distribution of Unclaimed Property. . . . . . . . 29

ARTICLE 11 - RESOLUTION OF DISPUTED CLAIMS . . . . . . . . .  29

     11.01.  Objections to Claims. . . . . . . . . . . . . .  29
     11.02.  Procedure . . . . . . . . . . . . . . . . . . . .30
     11.03.  No Distributions on Disputed Claims . . . . . .  30
     11.04.  Estimation; Partial Allowance . . . . . . . . . .30

ARTICLE 12 - DISCHARGE, RELEASE AND PRESERVATION OF CLAIMS .  30

     12.01.  Discharge and Termination.. . . . . . . . . . .  30
     12.02.  Distributions in Complete Satisfaction. . . . .  31
     12.03.  Injunction. . . . . . . . . . . . . . . . . . .  31
     12.04.  Release by Debtors and Debtors in Possession. .  31
     12.05.  Release by Holders of Claims and Interests. . .  32
     12.06.  Exculpation . . . . . . . . . . . . . . . . . . .33
     12.07.  Indemnification Obligations . . . . . . . . . .  33
     12.08.  Preservation of Insurance . . . . . . . . . . .  34
     12.09.  Good Faith Settlement of Acquisition Related
             Causes of Action.  . . . . . . . . . . . . . . . 34
     12.10.  Merger Consideration Recovery Claims not
             Released . . . . . . . . . . . . . . . . . . . . 35
     12.11.  Subordination . . . . . . . . . . . . . . . . .  36

ARTICLE 13 - CONDITIONS TO CONSUMMATION OF THE PLAN. . . . .. 36

     13.01.  Conditions. . . . . . . . . . . . . . . . . . .  36
     13.02.  Consummation. . . . . . . . . . . . . . . . . .  37

ARTICLE 14 - MISCELLANEOUS PROVISIONS. . . . . . . . . . . .  37

     14.01.  Bankruptcy Court to Retain Jurisdiction . . . .  37
     14.02.  Binding Effect of this Plan.. . . . . . . . . .  38
     14.03.  Nonvoting Stock.. . . . . . . . . . . . . . . .. 38
     14.04.  Authorization of Corporate Action.. . . . . . .  38
     14.05.  Retiree Benefits. . . . . . . . . . . . . . . .  38
     14.06.  Withdrawal of this Plan.. . . . . . . . . . . .  38
     14.07.  Final Order.. . . . . . . . . . . . . . . . . .  39
     14.08.  Notice. . . . . . . . . . . . . . . . . . . . .  39
     14.09.  Dissolution of Committees.. . . . . . . . . . .  40
     14.10.  Continued Confidentiality Obligations.. . . . .  40
     14.11.  Amendments and Modifications. . . . . . . . . . .40
     14.12.  Time. . . . . . . . . . . . . . . . . . . . . .  40
     14.13.  Section  1145 Exemption . . . . . . . . . . . .  40
     14.14.  Section  1146 Exemption . . . . . . . . . . . .  40

EXHIBITS

     A  -  Asset Purchase Agreement

     B  -  Bylaws of Reorganized Wherehouse

     C  -  Certificate of Incorporation of Reorganized Wherehouse

     D  -  Open Credit Terms Commitment and Option Exercise
           Notice

             DEBTORS' FIRST AMENDED CHAPTER 11 PLAN

     In amendment of their Chapter 11 Plan dated April 29, 1996 and the Debtors' First Amended Chapter 11 Plan dated September 26, 1996, WHEREHOUSE ENTERTAINMENT, INC. and WEI HOLDINGS, INC., the Debtors and Debtors in Possession in the above-captioned cases, propose the following chapter 11 plan pursuant to Section
 1121(a) of the Bankruptcy Code:


                            ARTICLE 1

             DEFINITIONS AND RULES OF INTERPRETATION

     1.01.  DEFINITIONS.   As used herein:

     ACQUISITION RELATED CAUSES OF ACTION has the meaning assigned to that term in Section 12.09.

     ADEQUATE PROTECTION PAYMENTS means any and all payments made on account of Senior Lender Claims after the Filing Date and prior to the Effective Date, including all payments made at any time prior to the Effective Date pursuant to the Bankruptcy Court's interim and final orders for use of cash collateral, as such orders from time to time have been or may be amended or supplemented, or pursuant to any other order of the Bankruptcy Court, except the payment described in Section 5.01(g).

     ADMINISTRATIVE EXPENSE means a cost or expense of administration of either or both of the Chapter 11 Cases allowable under Section 503(b) of the Bankruptcy Code, including
(i) Fee Claims, (ii) any fees assessed against the Debtors' estates under 28 U.S.C. Section 1930, (iii) Ordinary Course Administrative Expenses, (iv) Approved Chapter 11 Liabilities, and (v) Reclamation Claims.

     ALLOWED means with respect to a Claim (other than an Administrative Expense) that the Claim:

       A. Either (i) is set forth in a proof of claim that was timely filed or by order of the Bankruptcy Court is not and will not be required to be filed, or (ii) has been or hereafter is listed in the Schedules as liquidated in amount and not disputed or contingent and the claimant has not filed a proof of claim in an amount different than that listed in the Schedules, or (iii) is to be allowed pursuant to this Plan in an amount set forth herein, and

       B. Either (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (ii) such an objection is so interposed and such Claim has been allowed by a Final Order, and means, with respect to an Administrative Expense, an Administrative Expense that becomes "Allowed" as set forth in
Section 2.01.

     APPROVED CHAPTER 11 LIABILITIES means any and all liabilities that have, with the approval of the Bankruptcy Court, been assumed by or otherwise become binding upon either or both of the Debtors in the Chapter 11 Cases at any time through the Effective Date and includes, so long as approved by the Bankruptcy Court, (i) all agreements relating to any indebtedness incurred or credit extended to either or both of the Debtors at any such time, (ii) all contracts and other obligations undertaken by or imposed upon the Debtors at any such time, and
(iii) all unexpired leases and executory contracts entered into prior to the Filing Date and assumed by either or both of the Debtors at any such time.

     ASSET PURCHASE AGREEMENT means an agreement between the Debtors and Reorganized Wherehouse (substantially in the form of Exhibit A to this Plan) to be executed, delivered and consummated on the Effective Date, pursuant to which all of the property of the Estates, after giving effect to substantive consolidation pursuant to Section 9.01, will be transferred to Reorganized Wherehouse on an AS IS basis and on a quitclaim basis, without recourse and without any representation or warranty whatsoever as to title, merchantability, condition or any other matter, in exchange for which:

       A. Reorganized Wherehouse will issue and deliver to the Estates (i) New Common Stock in a number of shares sufficient to make any and all distributions of New Common Stock at any time to be made pursuant to this Plan, (ii) Warrants for a number of shares sufficient to make any and all distributions of Warrants at any time to be made pursuant to this Plan, and (iii) cash sufficient to fund payment of all Administrative Expenses, all Miscellaneous Priority Claims the Secured Claim Cash Distribution and all other cash distributions provided for in this Plan,

       B. Reorganized Wherehouse will represent and warrant that, as of the Effective Date, (i) such shares of New Common Stock represent all of its outstanding capital stock and no options, warrants or other rights to acquire any of its capital stock are outstanding, except for the Warrants and stock or options provided for in any Employee Stock Incentive Program, and (ii) it has no outstanding indebtedness, liabilities or other obligations (whether due or not due, fixed or contingent, liquidated or unliquidated, primary or secondary) of any type or nature, and has not engaged in any business and is not bound by any indenture, instrument or agreement whatsoever, except the Asset Purchase Agreement, the Warrant Agreement, any Employee Stock Incentive Program and the agreement governing the revolving credit facility described in Section 13.01(c),

       C. Reorganized Wherehouse will assume and agree to satisfy (i) all Allowed Administrative Expenses, (ii) all Allowed Priority Tax Claims, (iii) all Allowed Miscellaneous Priority Claims, (iv) all Allowed Miscellaneous Secured Claims, (v) the Secured Claim Cash Distribution, (vi) all indemnities, liabilities and obligations of the Debtors or Reorganized Wherehouse under this Plan, and (vii) all sales and use taxes, documentary and other stamp taxes, deed taxes, transfer taxes, intangible taxes and other similar taxes imposed upon or in connection with, or required to be paid as a result of, the sale and transfer of the assets of the Estates to Reorganized Wherehouse, to the extent any such taxes are required to be paid after giving effect to the provisions of Section 1146(c) of the Bankruptcy Code,

       D. Reorganized Wherehouse assumes and agrees to perform and observe each and all of the provisions of this Plan applicable to it and each and all of the obligations and undertakings of either or both the Debtors under this Plan, including the releases in Section 12.04 and Section 12.09, as fully as either or both of the Debtors are bound thereby, and

       E. Reorganized Wherehouse will not assume or be liable for any Claim or for any obligation of the Debtors except as expressly provided in the Asset Purchase Agreement or in this Plan.

     BANK AGENT means Cerberus Partners, L.P., as Agent under the
Prepetition Credit Agreement.

     BANKRUPTCY CODE means Title 11 of the United States Code, as amended from time to time.

     BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware.

     BANKRUPTCY RULES means the Federal Rules of Bankruptcy
Procedure and the Local Rules of the Bankruptcy Court, as amended and supplemented from time to time.

     BT ADVERSARY PROCEEDING means the adversary proceeding captioned Wherehouse Entertainment, Inc. and WEI Holdings, Inc.
v. Bankers Trust Company, Adv. Pro. No. A-95-105, pending in the
Chapter 11 Cases.

     BUSINESS DAY means any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

     CANCELLED SECURITY means any note, bond, debenture, stock certificate or other instrument or investment security evidencing an Impaired Claim or Impaired Interest outstanding immediately prior to the Effective Date.

     CAUSE OF ACTION means any action, cause of action, suit, account, controversy, agreement, promise, right to legal remedy, right to an equitable remedy, right to payment and claim, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

     CHAPTER 11 CASES means the cases under chapter 11 of the Bankruptcy Code voluntarily commenced by the Debtors on the Filing Date.

     CLAIM means any "claim," as that term is defined in Section
 101(5) of the Bankruptcy Code, against either or both of the Debtors or either or both of the Estates.

     CLASS means a group of Claims or Interests as classified under this Plan.

     CONFIRMATION DATE means the date and time on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court.

     CONFIRMATION HEARING means the hearing on the confirmation of the Plan.

     CONFIRMATION ORDER means an order entered by the Bankruptcy
Court confirming the Plan.

     CONVERTIBLE SUBORDINATED DEBENTURES means the 61/4%
Convertible Subordinated Debentures Due 2006 outstanding under the Convertible Subordinated Debenture Indenture.

     CONVERTIBLE SUBORDINATED DEBENTURE CLAIMS means any and all Claims against either or both of the Debtors arising under or in respect of the Convertible Subordinated Debenture Indenture or the Convertible Subordinated Debentures or the indebtedness evidenced thereby or any conversion thereof or any right of conversion with respect thereto or any right to receive consideration on account of the conversion thereof or the Convertible Subordinated Debenture Indenture or any instrument, agreement, breach, tort, wrongful conduct, act, omission or event in any respect and in any manner arising therefrom or related thereto, except any Trustee's Prepetition Claim, and specifically includes all Claims asserted in or arising out of the consolidated class action litigation cases entitled McMahan & Company, et al. v. Wherehouse Entertainment, Inc., et al., 88 Civ. 0321 (S.D.N.Y.) (MJL), and Don Thompson v. Wherehouse Entertainment, Inc. et al., 88 Civ. 9040 (S.D.N.Y.) (MJL).

     CONVERTIBLE SUBORDINATED DEBENTURE INDENTURE means the
Indenture dated as of June 15, 1986 between Wherehouse and Bank of America National Trust and Savings Association, as amended.

     DC-2 PROPERTY means the parcel of real property and all buildings and fixtures and other property appurtenant thereto or situated thereon located at 1639 Rosecrans Avenue in Gardena, California.

     DC-2 SECURED CLAIM means the Claim secured by the DC-2 Property of Principal Mutual Life Insurance Company against Wherehouse arising under or in respect of the Secured Promissory Note dated November 26, 1986 between Wherehouse and Principal Mutual Life Insurance Company and the Deed of Trust, Security Agreement and Assignment of Rents dated November 26, 1986 between Wherehouse and Principal Mutual Life Insurance Company.

     DEBTORS means Wherehouse and Holdings.

     DEBTORS IN POSSESSION means the Debtors as debtors in possession in the Chapter 11 Cases.

     DGCL means the Delaware General Corporation Law, as amended.

     DISCLOSURE STATEMENT means the disclosure statement concerning this Plan distributed to Holders of Claims entitled to vote for the purpose of acceptance or rejection of this Plan in accordance with Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

     DISPUTED means, in respect of any Claim, that such Claim has been asserted or filed but has not been Allowed, whether or not such Claim is then being prosecuted or opposed.

     EFFECTIVE DATE means the first Business Day after the conditions set forth in Section 13.01 have been satisfied, but not earlier than the eleventh day after the Confirmation Order is entered.

     ELIGIBLE SUPPLIER means a supplier of copyrighted music, film or other entertainment products, personal electronic products, or blank tapes or discs purchased by Wherehouse for its sale or rental inventory that (i) is the Holder of a General Unsecured Claim and (ii) is identified by Wherehouse, with the approval of the Bank Agent, as a continuing supplier of such products to Reorganized Wherehouse in a schedule filed by Wherehouse at least 10 days prior to the Confirmation Hearing.

     EMPLOYEE STOCK INCENTIVE PROGRAM means any program or transaction approved by the directors of Reorganized Wherehouse appointed pursuant to Section 8.02, or their successors, for the issuance of New Common Stock, or options or warrants to acquire New Common Stock, to one or more officers and employees of Reorganized Wherehouse.

     ENTITY means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, estate, entity, trust, trustee, United States trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

     ESTATES means the bankruptcy estates created by the commencement of the Chapter 11 Cases.

     EXCHANGE OPTION means the right of an Eligible Supplier pursuant to Section 5.05(d), at its option exercisable by timely delivery of an Open Credit Terms Commitment and Option Exercise Notice, to exchange (i) all (but not less than all) of the New Common Stock that such Eligible Supplier is entitled to receive on account of its General Unsecured Claim under this Plan for
(ii) a portion of the Secured Claim Cash Distribution equal to 27% of the Allowed amount of such General Unsecured Claim.

     FEE CLAIM means a Claim under Section  330(a), Section  331 or Section 503 of the Bankruptcy Code for compensation for professional services rendered and reimbursement of expenses in the Chapter 11 Cases.

     FILING DATE means August 2, 1995.

     FINAL ORDER means an order or judgment entered on the docket by the Clerk of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties
(i) that has not been reversed, stayed, modified or amended, (ii) as to which no appeal, certiorari proceeding, reargument or other review or rehearing has been requested or is still pending, and
(iii) as to which the time for filing a notice of appeal or petition for certiorari or request for reargument or further review or rehearing has expired.

     GENERAL UNSECURED CLAIMS means all Claims other than Administrative Expenses, Priority Tax Claims, Miscellaneous Priority Claims, Senior Lender Claims, the DC-2 Secured Claim, Miscellaneous Secured Claims, Senior Subordinated Note Claims and Convertible Subordinated Debenture Claims and includes all Claims of the type specified in Section 502(g), Section 502(h) and
Section  502(i) of the Bankruptcy Code and all Trustee's
Prepetition Claims.

     HOLDER means, in respect of any Claim or any Interest, the holder or owner of, or person otherwise entitled to enforce, such Claim or Interest.

     HOLDINGS means WEI Holdings, Inc., a Delaware corporation.

     IMPAIRED means any Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

     INTERESTS means any and all equity or ownership interests in Wherehouse or Holdings and all stock certificates and other investment securities, whether or not certificated, representing any such equity or ownership interest and any and all options, warrants, subscription agreements and contractual rights to acquire any such equity or ownership interest.

     MISCELLANEOUS PRIORITY CLAIMS mean any and all Claims entitled to priority in payment under Section 507(a) of the Bankruptcy Code, except Administrative Expenses and Priority Tax
Claims.

     MISCELLANEOUS SECURED CLAIMS means any and all Secured
Claims other than the Senior Lender Secured Claims and the DC-2
Secured Claim.

     NEW BYLAWS means the bylaws of Reorganized Wherehouse, substantially in the form of Exhibit B to this Plan.

     NEW CERTIFICATE OF INCORPORATION means the certificate of incorporation of Reorganized Wherehouse, substantially in the form of Exhibit C to this Plan.

     NEW COMMON STOCK means the common stock of Reorganized
Wherehouse ($0.01 par value), having one vote per share, without preemptive rights or cumulative voting rights.

     1992 MERGER AGREEMENT means the Agreement and Plan of Merger dated as May 5, 1992, by and among Holdings, Wherehouse, Grammy
Corp., a Delaware corporation, and Adler & Shaykin, a New York general partnership.

     1992 MERGER AGREEMENT LETTER OF CREDIT means the Irrevocable
Standby Letter of Credit dated June 11, 1992, as amended, in the initial amount of $18,750,639, issued by Bankers Trust Company for the account of Wherehouse and for the benefit of the Representative (as defined in the 1992 Merger Agreement).

     1992 MERGER CONSIDERATION means any and all amounts paid or payable to any shareholder of Holdings or to any other Entity receiving consideration as if it were a shareholder, or any heir, representative, successors or assigns of any such shareholder or person, pursuant to the 1992 Merger Agreement or the 1992 Merger Agreement Letter of Credit.

     1992 MERGER CONSIDERATION RECIPIENT means any Entity that has received or is entitled to receive payment or distribution of any 1992 Merger Consideration.

     1992 MERGER CONSIDERATION RECOVERY CLAIMS means any and all Causes of Action held by the Estates against any 1992 Merger Consideration Recipient under any state or federal fraudulent conveyance or fraudulent transfer law seeking to set aside, avoid, rescind or recover payment of any 1992 Merger Consideration.

     OFFICIAL COMMITTEE means the Official Committee of Unsecured
Creditors of the Debtors appointed by the United States Trustee pursuant to Section 1102(a) of the Bankruptcy Code.

     OPEN CREDIT TERMS COMMITMENT AND OPTION EXERCISE NOTICE means an agreement (substantially in the form of Exhibit D to this Plan) duly executed by an Eligible Supplier and delivered to Wherehouse and the Bank Agent at least two Business Days prior to the Effective Date, pursuant to which such Eligible Supplier (i) commits to sell goods to Reorganized Wherehouse on open credit terms substantially comparable to those from time to time offered by such Eligible Supplier to other similarly situated customers and (ii) transfers to the Holders of Allowed Senior Lender Secured Claims all shares of New Common Stock that such Eligible Supplier is entitled to receive under this Plan, in exchange for the right to receive 27% of the Allowed amount of such Eligible Supplier's General Unsecured Claim in cash.

     ORDINARY COURSE ADMINISTRATIVE EXPENSES means the actual, necessary costs and expenses of preserving the Estates and operating the business of the Debtors, incurred and payable in the ordinary course of business by the Debtors after the Filing Date.

     PLAN means this Chapter 11 Plan, as amended or modified from time to time by the Debtors.

     PREPETITION CREDIT AGREEMENT means the Credit Agreement dated June 11, 1992 by and among the Debtors, the lenders party thereto, Bankers Trust Company, as agent, and Heller Financial, Inc., as co-agent, as amended, modified or supplemented from time to time.

     PREPETITION LOAN DOCUMENTS means the Prepetition Credit Agreement and all other "Loan Documents," as that term is defined therein, and further includes all agreements enforceable against either or both of the Debtors by Bankers Trust Company relating in any respect to the 1992 Merger Agreement Letter of Credit.

     PRIORITY TAX CLAIMS means any and all Claims entitled to priority in payment under Section 507(a)(8) of the Bankruptcy
Code.

     RATABLE SHARE means, with reference to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in that Class.

     RECLAMATION CLAIMS means any and all rights of reclamation converted to an Administrative Expense pursuant to any order of the Bankruptcy Court under Section 546(c) of the Bankruptcy
Code.

     RELEASE OBLIGOR has the meaning assigned to that term in
Section 12.05.

     RELEASED ENTITY has the meaning assigned to that term in
Section 12.09.

     REORGANIZED WHEREHOUSE means the newly-formed Delaware corporation that is the purchaser under the Asset Purchase
Agreement.

     SCHEDULES means the Schedules of Assets and Liabilities and the Statement of Affairs for Debtor Engaged in Business that were filed by the Debtors on or about September 26, 1995, as such schedules have been and from time to time may be amended or supplemented by either or both of the Debtors at any time prior to the Effective Date.

     SECURED CLAIM means a Claim that is secured by a lien on property in which either or both of the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to
Section  506(a) of the Bankruptcy Code.

     SECURED CLAIM CASH DISTRIBUTION means the greater of (i)
$11,610,000 or (ii) the aggregate amount payable under this Plan to all Eligible Suppliers that exercise the Exchange Option.

     SENIOR LENDER CLAIMS means any and all Claims against either or both of the Debtors arising under or in respect of the Prepetition Loan Documents or any promissory note issued thereunder or the indebtedness evidenced thereby or any other instrument, agreement, breach, tort, wrongful conduct, act, omission or event in any respect and in any manner arising therefrom or related thereto.

     SENIOR LENDER DEFICIENCY CLAIMS means the difference between
(i) the aggregate amount of the Senior Lender Claims, as Allowed pursuant to Section 5.06(a), less (ii) the amount of the Senior Lender Secured Claims, as Allowed pursuant to Section 5.01(a).

     SENIOR LENDER SECURED CLAIMS means the amount of the Senior
Lender Claims that is a secured claim pursuant to Section 506(a) of the Bankruptcy Code, as Allowed pursuant to Section 5.01(a).

     SENIOR SUBORDINATED NOTES means the 13% Senior Subordinated
Notes Due 2002, Series A and Series B, outstanding under the
Senior Subordinated Note Indenture.

     SENIOR SUBORDINATED NOTE CLAIMS means any and all Claims against either or both of the Debtors arising under or in respect of the Senior Subordinated Notes or the indebtedness evidenced thereby or the Senior Subordinated Note Indenture or any instrument, agreement, breach, tort, wrongful conduct, act, omission or event in any respect and in any manner arising therefrom or related thereto, except any Trustee's Prepetition Claim.

     SENIOR SUBORDINATED NOTE INDENTURE means the Indenture dated as of June 1, 1992 between Wherehouse, Grammy Corp., as Guarantor and the United States Trust Company of New York, N.A., as amended, modified, restated or supplemented from time to time.

     SUBORDINATION PROVISIONS means the provisions of Article 13 of the Senior Subordinated Note Indenture.

     TRADE COMMITTEE means the Unofficial Committee of Trade Creditors, consisting of BMG Distribution, Sony Music Entertainment, Inc., UNI Distribution Corporation, Paramount Pictures, Warner/Electra/Atlantic Corp., PolyGram Group Distribution, EMI Music Distribution, Baker & Taylor, and Alliance Entertainment Corp.

     TRUSTEE'S PREPETITION CLAIM means a Claim for fees, expense reimbursements and other amounts owed to a trustee under the Senior Subordinated Note Indenture or the Convertible Subordinated Debenture Indenture, in its capacity as such, to the extent such amounts were accrued and unpaid on the Filing Date.

     UNSECURED CLAIM STOCK DISTRIBUTION RATIO means, where this Plan provides that the Holder of any Claim, other than a Senior Lender Secured Claim, is entitled to receive New Common Stock on account of such Claim, that such Holder shall be entitled to receive 28.14767183 shares of New Common Stock for each $1,000 in Allowed amount of such Claim.

     WARRANT AGREEMENT means an agreement (substantially in the form of Exhibit E to this Plan) under which Reorganized Wherehouse delivers warrants for the issuance of 576,873 shares of its common stock for an exercise price of $2.75 per share, exercisable at any time until the fifth anniversary of the Effective Date.

     WARRANTS means the warrants issued under the Warrant
Agreement.

     WHEREHOUSE means Wherehouse Entertainment, Inc., a Delaware corporation.

     1.02.  RULES OF INTERPRETATION.   References herein to a
"Section," when not qualified by a reference to another document, are references to the sections of this Plan. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to this Plan as a whole and not to the part in which such words appear. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) and Section 14.12 shall apply, but Bankruptcy Rule 9006(a) shall govern.

     1.03.  INCORPORATION OF EXHIBITS.   All Exhibits to this
Plan are part of this Plan and incorporated herein as fully as if set forth at length herein. The Exhibits to this Plan must be satisfactory to and approved by the Debtors and the Bank Agent and will be filed with the Bankruptcy Court at least 10 days prior to the Confirmation Hearing.


                            ARTICLE 2

       PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES

     2.01.  ALLOWANCE OF ADMINISTRATIVE EXPENSES.   Claims for
Administrative Expenses shall become Allowed as follows:

       (A)  ORDINARY COURSE ADMINISTRATIVE EXPENSES AND APPROVED
   CHAPTER 11 LIABILITIES.   An Ordinary Course Administrative
   Expense or Approved Chapter 11 Liability that is not disputed by Reorganized Wherehouse by written notice given to the claimant prior to the 60th day after the Effective Date shall become Allowed on such day.

       (B)  RECLAMATION CLAIMS.   A Reclamation Claim shall
   become Allowed only to the extent either (i) Reorganized Wherehouse and the Holder of the Reclamation Claim agree upon the amount thereof in a stipulation approved by the Bankruptcy Court or (ii) the Holder files with the Bankruptcy Court and serves on Reorganized Wherehouse a motion requesting payment of such Reclamation Claim within 60 days after the Effective Date and a Final Order is entered granting such motion.

       (C)  FEE CLAIMS.   A Fee Claim shall become Allowed if
   allowed or approved by the Bankruptcy Court upon an application filed no later than 90 days after the Effective
   Date.

       (D)  ALL ADMINISTRATIVE EXPENSES.   All other Claims for
   an Administrative Expenses (including Ordinary Course Administrative Expenses and Approved Chapter 11 Liabilities that are disputed by Reorganized Wherehouse as set forth in
   Section 2.01(a)) shall become Allowed only if the Holder of such Claim files with the Bankruptcy Court and serves on Reorganized Wherehouse, within 90 days after the Effective Date, a motion requesting payment of such Administrative Expense and only if and to the extent such Claim is allowed by the Bankruptcy Court pursuant to a Final Order.

     2.02.   PAYMENT OF ADMINISTRATIVE EXPENSES.   Reorganized
Wherehouse shall assume and pay each Allowed Administrative Expense, other than Ordinary Course Administrative Expenses and Approved Chapter 11 Liabilities, in full and in cash on the latest of (i) the Effective Date, (ii) the date on which such Administrative Expense becomes Allowed, and (iii) a date agreed by Reorganized Wherehouse or the Debtors, as the case may be, and such Holder. Reorganized Wherehouse shall assume and pay each Allowed Ordinary Course Administrative Expense and each Allowed Approved Chapter 11 Liability on the date on which payment is due or would otherwise be permitted to be made in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.



                            ARTICLE 3

         PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

     3.01.  PRIORITY TAX CLAIMS.   The Holder of an Allowed
Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, a cash payment in the amount of such Priority Tax Claim six years after the assessment of the tax on which such Claim is based, plus simple interest annually in arrears on such amount from the Effective Date through such day at the interest rate publicly quoted on the Effective Date for full faith and credit obligations of the United States of America maturing in 90 days. At the option of Reorganized Wherehouse, any Allowed Priority Tax Claim may be (i) paid on such alternative terms as may be agreed by Reorganized Wherehouse and the Holder of such Allowed Priority Tax Claim or (ii) prepaid in whole or in part, without premium or penalty, at any time.


                            ARTICLE 4

             CLASSIFICATION OF CLAIMS AND INTERESTS

     Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests, except that Administrative Expenses and Priority Tax Claims have not been classified and are excluded from the following classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.

     4.01.   SECURED CLAIMS.

         CLASS 1.   Class 1 consists of all Senior Lender Secured
                    Claims.

         CLASS 2.   Class 2 consists of the DC-2 Secured Claim.

         CLASS 3.   Class 3 consists of all Miscellaneous Secured
                    Claims.


     4.02.  PRIORITY CLAIMS.

         CLASS 4.   Class 4 consists of all Miscellaneous
                    Priority Claims.



     4.03.  UNSECURED CLAIMS.

         CLASS 5.   Class 5 consists of all General Unsecured
                    Claims.

         CLASS 6.   Class 6 consists of all Senior Lender
                    Deficiency Claims.

         CLASS 7.   Class 7 consists of all Senior Subordinated
                    Note Claims.

         CLASS 8.   Class 8 consists of all Convertible
                    Subordinated Debenture Claims.

     4.04.  INTERESTS.

         CLASS 9.   Class 9 consists of all Interests.



                            ARTICLE 5

                   PROVISIONS FOR TREATMENT OF
                      CLAIMS AND INTERESTS

     5.01.  SENIOR LENDER SECURED CLAIMS (CLASS 1).

             (A)  ALLOWANCE OF CLAIMS.   The Senior Lender
     Secured Claims shall be Allowed in the amount of
     $45,000,000, less all Adequate Protection Payments.(1)
_________

(1) The Debtors offer the proposed $45,000,000 Allowed amount of the Senior Lender Secured Claims on the condition that this Plan is accepted by the Holders of the Senior Lender Claims and solely as a proposed compromise and settlement of certain matters in controversy between the Debtors and such Holders in the Chapter 11 Cases. The Debtors' offer herein is in all respects to Rule 408 of the Federal Rules of Evidence and shall not be used against them, as an admission or otherwise, in the adjudication of any such matters. The Senior Lenders' acceptance of this Plan shall be subject to the same conditions and shall, in all respects, be subject to Rule 408 of the Federal Rules of Evidence.

             (B)  TREATMENT.   Each Holder of an Allowed Senior
     Lender Secured Claim shall receive, on account of such Claim, its Ratable Share of (i) the Secured Claim Cash Distribution and (ii) 117.6229653 shares of New Common Stock for each $1,000 in Allowed amount of the Senior Lender Secured Claims that remains after deduction for the Secured Claim Cash Distribution.

             (C)  ADJUSTMENT FOR DILUTION.   The distributions
     provisions for New Common Stock in this Plan are predicated on the assumption that (i) 3,612,789 shares of New Common Stock will be distributed under this Plan on account of Senior Lender Secured Claims (the "Secured Claim Stock Distribution"), (ii) 6,387,211 shares of New Common Stock will be distributed under this Plan on account of Allowed General Unsecured Claims, Allowed Senior Lender Deficiency Claims and Allowed Senior Subordinated Note Claims (collectively, "Unsecured Claim Distributions"), and, accordingly, (iii) the New Common Stock distributed on account of Senior Lender Secured Claims will be equal to 36.128% (the "Secured Claim Share Percentage") of all New Common Stock distributed under this Plan, not counting the Warrants ("Stock Distributions"). If and whenever shares of New Common Stock are issued in any Unsecured Claim Distribution such that the aggregate number of shares of New Common Stock issued in all prior Secured Claim Stock Distributions is less than the Secured Claim Share Percentage of all Stock Distributions at any time made under this Plan, then each Holder of an Allowed Senior Lender Secured Claim shall receive, on account of such Claim, its Ratable Share of a number of additional shares of New Common Stock as necessary to ensure that the aggregate number of shares of New Common Stock issued under this Plan in Secured Claim Stock Distributions is equal to the Secured Claim Share Percentage of all Stock Distributions at any time made under this Plan.

             (D)  SATISFACTION OF SECTION  507(b) RIGHTS.   The
     distribution pursuant to Section 5.01(b) shall be in full satisfaction of any and all rights of the Holders of Senior
     Lender Secured Claims under Section  507(b) of the
     Bankruptcy Code.

             (E)  DISMISSAL OF BT ADVERSARY PROCEEDING.   On the
     Effective Date, the BT Adversary Proceeding shall be dismissed with prejudice, with each party to bear its own costs.

             (F)  EXCHANGE OPTION.   Each Holder of an Allowed
     Senior Lender Secured Claim shall be bound by the Exchange Option, whether or not such Holder individually accepted or rejected the Plan. Reorganized Wherehouse shall administer the Exchange Option and shall (i) determine the amount by which the Secured Claim Cash Distribution otherwise to be distributed under this Plan to the Holders of Allowed Senior Lender Secured Claims must be reduced to give effect to the Exchange Option as to all General Unsecured Claims asserted by Eligible Suppliers that have timely exercised the Exchange Option, whether or not such Claims are then Disputed or Allowed, and withhold such cash amount from such distribution, (ii) withhold all shares of New Common Stock otherwise to be distributed under this Plan to such Eligible Supplier on account of its General Unsecured Claim, (iii) as and when any such Eligible Supplier's General Unsecured Claim becomes Allowed, (x) pay out the to such Eligible Supplier, from such withheld cash amount, the sum payable to such Eligible Supplier under the Exchange Option, and (y) distribute the withheld shares of New Common Stock exchanged by such Eligible Supplier to the Holders of Allowed Senior Lender Secured Claims, based on their Ratable Shares, and
     (iv) if and to the extent any Disputed General Unsecured Claim of any such Eligible Supplier at any time is disallowed or consensually reduced, distribute to the Holders of Allowed Senior Lender Secured Claims, based on their Ratable Shares, any withheld cash not required to be paid to such Eligible Supplier.

             (G) ALLOWED AMOUNT NET OF UTAH STORE SALE PAYMENT. The Allowed amount of the Senior Lender Claims set forth in
     Section 5.06(a) and the Allowed amount of the Senior Lender Secured Claims set forth in Section 5.01(a) reflect a deduction for, and are net of, a post-petition payment in the amount of $158,852.02 made on account of the Senior Lender Claims in connection with the sale of inventory and other assets located in certain Utah stores, and such Allowed amounts shall not be further reduced on account of such post-petition payment.

             (H)  IMPAIRMENT.   Class 1 is Impaired.

     5.02.  DC-2 SECURED CLAIM (CLASS 2).

             (A)  TREATMENT.   On the Effective Date, at the
     option of Reorganized Wherehouse, either (i) the Holder of the Allowed DC-2 Secured Claim shall receive payment of the Allowed DC-2 Secured Claim, in full and in cash, or (ii) Reorganized Wherehouse will abandon the DC-2 Property to the Holder of the Allowed DC-2 Secured Claim.

             (B)  DEFICIENCY.   If the DC-2 Property is
     abandoned to the Holder of the Allowed DC-2 Secured Claim, any Claim for a deficiency shall be treated as a General
     Unsecured Claim.

             (C)  IMPAIRMENT.   Class 2 is Impaired.

     5.03.  MISCELLANEOUS SECURED CLAIMS (CLASS 3).

             (A)  TREATMENT.   On the Effective Date, at
     Reorganized Wherehouse's option, either (i) Reorganized Wherehouse shall assume an Allowed Miscellaneous Secured Claim and the legal, equitable and contractual rights to which an Allowed Miscellaneous Secured Claim entitles the Holder of such Claim shall not be altered by this Plan, or
     (ii) Reorganized Wherehouse shall provide such other treatment in respect of such Claim as will cause such Claim not to be Impaired. The Debtors' failure to object to any such Claim during the pendency of the Chapter 11 Cases shall be not prejudice, diminish, affect or impair Reorganized Wherehouse's right to contest or defend against such Claim in any lawful manner or forum when and if such Claim is sought to be enforced by the Holder thereof. Each Miscellaneous Secured Claim and all liens lawfully granted or existing on any property of the Estates on the Filing Date as security for a Miscellaneous Secured Claim shall (x) survive the confirmation and consummation of this Plan, the Debtors' discharge under Section 1141(d) of the Bankruptcy Code and Section 12.01, and the transfer of the property of the Estates to Reorganized Wherehouse, (y) remain enforceable against Reorganized Wherehouse in accordance with the contractual terms of any lawful agreements enforceable by the Holder of such Claim on the Filing Date until the Allowed amount of such Claim is paid in full, and
     (z) remain subject to avoidance by Reorganized Wherehouse under the Bankruptcy Code as set forth in Section 12.04(a).

             (B)  IMPAIRMENT.   Class 3 is not Impaired.

     5.04.    MISCELLANEOUS PRIORITY CLAIMS (CLASS 4).

             (A)  TREATMENT.   Each Holder of an Allowed
     Miscellaneous Priority Claim shall receive, on account of such Claim, payment of the Allowed amount of such Claim in full and in cash.

             (B)  IMPAIRMENT.  Class 4 is not Impaired.

     5.05.    GENERAL UNSECURED CLAIMS (CLASS 5).

             (A)  TREATMENT.  Each Holder of an Allowed General
     Unsecured Claim shall receive, on account of such Claim, shares of New Common Stock based on the Unsecured Claim
     Stock Distribution Ratio.

             (B)  EFFECT OF RETURNS UNDER SECTION  546(g)*.   If
     any Holder of a General Unsecured Claim, or its predecessor in interest, received goods returned by Wherehouse after the Filing Date for credit to the Claim of such Holder pursuant to Section 546(g)* of the Bankruptcy Code, then when such Claim is Allowed the amount of such Claim that would otherwise be Allowed shall be reduced by the invoice price charged to Wherehouse for such goods, less any discounts actually credited at the time of purchase without any deduction for merchandise return charges. The right of such a Holder to receive any distribution to be made under this Plan on account of such Claim shall not otherwise be increased, reduced, impaired or affected by any such return of goods.

             (C)  EFFECT OF ALLOWANCE OF RECLAMATION CLAIMS.
     If any Holder of a General Unsecured Claim holds or asserts a Reclamation Claim, such General Unsecured Claim shall not be Allowed until such Reclamation Claim is Allowed, disallowed or otherwise resolved, and when Allowed such General Unsecured Claim shall be reduced by the Allowed amount of the Reclamation Claim.

             (D) ELIGIBLE SUPPLIER OPTION TO EXCHANGE FOR CASH. Each Holder of a General Unsecured Claim that is an
     Eligible Supplier shall have the right, exercisable at its sole option by timely delivery of an Open Credit Terms Commitment and Option Exercise Notice, to transfer all (but not less than all) of the New Common Stock that such Holder is entitled to receive under Section 5.05(a) to the Holders of the Senior Lender Secured Claims, in exchange for cash from the Secured Claim Cash Distribution equal to 27% of the Allowed amount of such General Unsecured Claim. To exercise such option, such Eligible Supplier must deliver to Wherehouse and the Bank Agent at least two Business Days prior to the Effective Date (time being of the essence) an Open Credit Terms Commitment and Option Exercise Notice duly executed by such Eligible Supplier.

             (E)  IMPAIRMENT.  Class 5 is Impaired.

     5.06.   SENIOR LENDER DEFICIENCY CLAIMS (CLASS 6).

             (A)  ALLOWANCE OF CLAIMS.   The Senior Lender
     Claims shall be Allowed in the amount of $94,568,179.37 and the Senior Lender Deficiency Claims shall be Allowed in the amount of $49,568,179.37.

             (B)  TREATMENT.   Each Holder of an Allowed Senior
     Lender Deficiency Claim shall receive, on account of such Claim, its Ratable Share of:

                (1)  DISTRIBUTION ON ACCOUNT OF DEFICIENCY
          CLAIMS.
          1,395,229 shares of New Common Stock (the number of shares determined under the Unsecured Claim Stock Distribution Ratio as to the Allowed amount of the Senior Lender Deficiency Claims); and

                (2)  DISTRIBUTION UNDER SUBORDINATION
          PROVISIONS.
          3,298,618 shares of New Common Stock (the number of shares determined under the Unsecured Claim Stock Distribution Ratio as to the Allowed amount of the Senior Subordinated Note Claims), which shares shall be issued to the Holders of the Senior Lender Deficiency Claims in enforcement of the Subordination Provisions.

             (C)  IMPAIRMENT.   Class 6 is Impaired.

     5.07.  SENIOR SUBORDINATED NOTE CLAIMS (CLASS 7).

             (A)  ALLOWANCE OF CLAIMS.   The Senior Subordinated
     Note Claims shall be Allowed in the amount of $117,189,722.22.

             (B)  ENFORCEMENT OF SUBORDINATION.   Subject only
     to Section 5.07(c), in accordance with and in enforcement of the Subordination Provisions, all distributions which the Holders of Senior Subordinated Note Claims would otherwise be entitled to receive under this Plan shall be delivered to the Holders of the Allowed Senior Lender Deficiency Claims and provision therefor is made in Section 5.06(b)(2).

             (C)  WARRANTS IF PLAN IS ACCEPTED.   If this Plan
     is accepted by Class 7, then:

                (1)  WARRANTS.   Each Holder of a Senior
          Subordinated Note Claim shall receive, free from the Subordination Provisions, its Ratable Share of the
          Warrants,

                (2)  RELEASE AS TO WARRANTS.   Each Holder of a
          Senior Lender Claim (whether or not such Holder individually accepted or rejected this Plan) hereby absolutely, unconditionally and forever remises, remits and releases any claim to or interest in the Warrants pursuant to the Subordination Provisions, and

                (3)  RELEASE AS TO SHARES TURNED OVER.   Each
          Holder of a Senior Subordinated Note Claim (whether or not such Holder individually accepted or rejected the
          Plan) hereby absolutely, unconditionally and forever remises, remits and releases any claim to or interest in the shares of New Common Stock distributed to the Holders of Senior Lender Deficiency Claims pursuant to
          Section 5.06(b) and all other property that they otherwise are or may be entitled to receive on account of Senior Subordinated Note Claims.

     No Warrants shall be distributed under this Plan if this Plan is not accepted by Class 7.

             (D)  NO DISTRIBUTION IF PLAN IS NOT ACCEPTED.   If
     this Plan is not accepted by Class 7, then the Holders of Senior Subordinated Note Claims shall receive no distribution under this Plan.

             (E)  SUBORDINATION ENFORCEMENT AS ESSENTIAL
     ELEMENT.   Whether or not Class 7 or any individual Holder
     of a Senior Subordinated Note Claim has accepted this Plan, the Subordination Provisions shall be enforced without exception, through the consummation of this Plan and as an essential element hereof, as to all New Common Stock and any and all other property, except the Warrants, that the Holders of Allowed Senior Subordinated Note Claims are, would or might otherwise be entitled to receive from the Debtors or the Estates or in the Cases on account of Senior Subordinated Note Claims and all such New Common Stock and other property, except the Warrants, shall be delivered by the Debtors and Reorganized Wherehouse directly to the Holders of Senior Lender Deficiency Claims pursuant to the Subordination Provisions.

             (F)  IMPAIRMENT.   Class 7 is Impaired.

     5.08.  CONVERTIBLE SUBORDINATED DEBENTURE CLAIMS (CLASS 8).

             (A)  NO DISTRIBUTION.   The Holders of Convertible
     Subordinated Debenture Claims shall receive no distribution under this Plan.

             (B)  IMPAIRMENT.   Class 8 is Impaired.

     5.09.  INTERESTS (CLASS 9).

             (A)  NO DISTRIBUTION.   The Holders of Interests
     shall receive no distribution under this Plan.

             (B)  IMPAIRMENT.   Class 9 is Impaired.


                            ARTICLE 6

               IDENTIFICATION OF CLASSES OF CLAIMS
      AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN;
              ACCEPTANCE OR REJECTION OF THIS PLAN

     6.01. ACCEPTANCE BY AN IMPAIRED CLASS OF CREDITORS. Consistent with Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

     6.02.  VOTING CLASSES.   Senior Lender Secured Claims (Class
1), the DC-2 Secured Claim (Class 2), General Unsecured Claims (Class 5), Senior Lender Deficiency Claims (Class 6), and Senior Subordinated Note Claims (Class 7) are Impaired by this Plan, and only the Holders of Allowed Claims in such Classes at the time the vote on this Plan is solicited are entitled to vote to accept or reject this Plan.

     6.03.  CLASSES RECEIVING NO PROPERTY DEEMED TO REJECT THIS
PLAN.   Convertible Subordinated Debenture Claims (Class 8) and
Interests (Class 9) are Impaired by this Plan and do not receive or retain any property under this Plan. Under Section 1126(g) of the Bankruptcy Code, the Holders of Claims and Interests in such Classes are deemed to reject this Plan and the votes of Holders in such classes will not be solicited.

     6.04.   UNIMPAIRED CLASSES CONCLUSIVELY PRESUMED TO ACCEPT
THIS PLAN.    Miscellaneous Secured Claims (Class 3) and
Miscellaneous Priority Claims (Class 4) are not Impaired by this Plan. Under Section 1126(f) of the Bankruptcy Code, such classes of Claims are conclusively presumed to accept this Plan, and the votes of Holders in such Classes will not be solicited.

     6.05.   CONFIRMATION PURSUANT TO SECTION  1129(b).   The
Debtors may seek confirmation of the Plan under Section 1129(b) of the Bankruptcy Code with respect to any Class, except Class 1 and Class 6, to the extent a Class rejects or is deemed to have rejected this Plan.


                            ARTICLE 7
            UNEXPIRED LEASES AND EXECUTORY CONTRACTS

     7.01.   ASSUMPTION AND REJECTION.   Any unexpired lease or
executory contract that has not been expressly rejected or assumed by the Debtors with the Bankruptcy Court's approval on or prior to the Effective Date shall be deemed to have been rejected by the Debtors as of the Effective Date unless there is then pending before the Bankruptcy Court a motion to assume such unexpired lease or executory contract. Any unexpired lease or executory contract assumed by the Debtors at any time during the pendency of the Chapter 11 Cases (and not otherwise assigned) shall be assigned to and assumed by Reorganized Wherehouse, unless prior to the Effective Date the Debtors, with the Bank Agent's approval, elect that such lease or contract shall be assigned to and assumed by another Entity.

     7.02. ASSUMPTION AND ASSIGNMENT OF LEASES AND CONTRACTS. At the Confirmation Hearing, subject to the approval of the Bank Agent, the Debtors will request the Bankruptcy Court to approve assumption of certain of its real property leases and executory contracts and assignment of such leases and contracts to Reorganized Wherehouse or another Entity in accordance with
Section 7.01. The Debtors will file a schedule of such leases and contracts with the Bankruptcy Court at least ten days prior to the Confirmation Hearing.

     7.03.   ASSIGNED LEASES.   Any lease of nonresidential real
property that was assigned by a Debtor prior to the Filing Date shall be treated as being neither executory nor unexpired and shall be deemed neither assumed nor rejected pursuant to this Plan.

     7.04.   ASSIGNMENTS OF CONTRACTS AND LEASES.   The Debtors
reserve all rights accorded to them under Section 365 of the Bankruptcy Code, including all rights under Section 365(f) of the Bankruptcy Code with respect to the assignment of any or all of their executory contracts and unexpired leases.



                            ARTICLE 8

                    OPERATION AND MANAGEMENT
            OF REORGANIZED WHEREHOUSE AND THE DEBTORS

     8.01.   BOARD OF DIRECTORS.   From and after the Effective
Date, Reorganized Wherehouse shall be managed under the direction of its board of directors in accordance with the applicable provisions of the DGCL, the New Certificate of Incorporation and the New Bylaws.

     8.02.   APPOINTMENT OF DIRECTORS.   On or prior to the
Effective Date, the Bank Agent, subject to the consent of the Debtors and upon consultation with the Trade Committee, shall appoint five directors of Reorganized Wherehouse. At least five Business Days prior to the Confirmation Hearing, the Debtors and the Bank Agent will file with the Bankruptcy Court a schedule setting forth the names of the persons to be appointed as the directors of Reorganized Wherehouse pursuant to this Section 8.02.

     8.03.   EFFECT OF APPOINTMENT.   Upon the Effective Date,
subject to appointment of the persons named in such schedule as directors of Reorganized Wherehouse and acceptance of such appointment by such persons, (i) all rights of the Debtors' and the Trade Committee with respect to appointment of directors shall be extinguished and the directors of Reorganized Wherehouse shall thereafter be appointed or elected in accordance with the DGCL, the New Certificate of Incorporation and the New Bylaws, as they may from time to time be amended and (ii) the authority, power and incumbency of the persons then acting as directors of the Debtors shall be terminated and such directors shall be deemed to have resigned.


                            ARTICLE 9

                   IMPLEMENTATION OF THIS PLAN

     9.01.  SUBSTANTIVE CONSOLIDATION.   This Plan shall
constitute a motion pursuant to Section 105 of the Bankruptcy Code to substantively consolidate the bankruptcy estates of Wherehouse and Holdings. On the Effective Date, (i) the Chapter 11 Case and Estate of Holdings shall be substantively consolidated with and into the Chapter 11 Case and Estate of Wherehouse, (ii) any and all Claims against Holdings shall be deemed to be Claims against Wherehouse, and (iii) any and all Claims against Holdings and Wherehouse shall be satisfied in accordance with the terms of this Plan.

     9.02. EXTINGUISHMENT OF INTER-DEBTOR AND CO-DEBTOR CLAIMS AND INTERESTS. On the Effective Date and pursuant to the substantive consolidation effected by this Plan, (i) any and all Claims between the Debtors shall be extinguished, (ii) any and all Interests in Wherehouse of which Holdings is the Holder shall be cancelled, and (iii) any Claim against one of the Debtors that the other Debtor has guaranteed or as to which the other Debtor is liable, jointly or otherwise, shall be disallowed and extinguished as necessary to avoid duplication and so as to result in one Claim against the consolidated Debtors.

     9.03.  RESERVATION OF RIGHTS.   The substantive
consolidation contained herein is and shall be accomplished only as part of this Plan. If this Plan is not confirmed for any reason, the Debtors shall not be substantively consolidated, unless such relief is requested by the Debtors. If this Plan is not confirmed for any reason, each Debtor reserves the right to contest any motion or request for substantive consolidation affecting either of the Debtors. No provision in this Plan and no statement in the Disclosure Statement may or shall be used as an admission that substantive consolidation is warranted or in the best interests of creditors or other parties in interest or a waiver of either Debtor's right to contest any such motion or request.

     9.04.  TRANSFER OF PROPERTY.   If this Plan becomes
effective as set forth in Section 13.02, the confirmation of this Plan shall transfer to Reorganized Wherehouse all property of the Estates remaining after giving effect to substantive consolidation pursuant to Sections 9.01, 9.02 and 9.03 (except
(i) the New Common Stock and Warrants and all other consideration delivered to the Estates by Reorganized Wherehouse pursuant to the Asset Purchase Agreement and (ii) any property of the Estates that is transferred to any other Entity on or prior to the Effective Date or that is abandoned pursuant to this Plan), and title to all property so to be transferred to Reorganized Wherehouse shall pass to Reorganized Wherehouse on the Effective Date on the terms and conditions set forth in the Asset Purchase Agreement, free and clear of all Claims, all liens securing Claims and all Interests, except any lien preserved under Section 5.03(a). Reorganized Wherehouse shall not be liable or responsible for any Claim against the Debtors or the Estates or any obligation of the Debtors or the Estates except as expressly assumed by Reorganized Wherehouse in the Asset Purchase Agreement or pursuant to this Plan. Reorganized Wherehouse shall be the successor to the Debtors for the purposes of Section 1123,
Section  1129 and Section  1145 of the Bankruptcy Code.

     9.05.  LIQUIDATION OF ESTATES.   After this Plan becomes
effective, the Estates shall be liquidated in accordance with this Plan and applicable law. Subject to any further order of the Bankruptcy Court, Reorganized Wherehouse shall act as liquidating agent of and for the Estates from and after the Effective Date and as such shall be both authorized and obligated, as agent for and on behalf of the Estates, to admit, object to or contest any and all Claims, to defend, protect and enforce any and all rights and interests, to make any and all distributions required or permitted to be made under this Plan, to file any and all reports, requests for relief or opposition thereto, and to take any and all other actions necessary or appropriate to implement this Plan or to wind up the Estates in accordance with applicable law and shall be authorized to pay (from its own funds and without any right of contribution or reimbursement as against the Estates) any and all claims, liabilities, losses, damages, costs and expenses incurred in connection therewith or as a result thereof, including all fees and expenses of its professionals accruing from and after the Confirmation Date without any application to the Bankruptcy Court. Reorganized Wherehouse shall not be entitled to receive any compensation or indemnification whatsoever from the Estates for its services as such liquidating agent or in respect of any such claims, liabilities, losses, damages, costs or expenses.

     9.06.  CANCELLATION OF SECURITIES.   On the Effective Date,
the Prepetition Loan Documents, including all notes and other instruments outstanding thereunder or issued pursuant thereto and all obligations of the Debtors or the Estates thereunder or in respect thereof, the Senior Subordinated Notes and the Senior Subordinated Note Indenture and all obligations of the Debtors or the Estates thereunder or in respect thereof, the Convertible Subordinated Debentures and the Convertible Subordinated Debenture Indenture and all obligations of the Debtors or the Estates thereunder or in respect thereof, and all Interests shall be cancelled and discharged and fully satisfied by confirmation of this Plan and the distributions to be made pursuant to this Plan; PROVIDED, HOWEVER, that the 1992 Merger Agreement Letter of Credit shall not be cancelled and all rights of the Estates under any agreement related thereto and any interest of the Estates therein shall be transferred to Reorganized Wherehouse pursuant to the Asset Purchase Agreement.

     9.07.  SURRENDER OF CANCELLED SECURITIES.   On the Effective
Date, each of the respective transfer books maintained for the Cancelled Securities shall be closed. Except for the right to receive the distributions, if any, to be made pursuant to this Plan, the Holder of a Cancelled Security shall have no rights arising from or relating to such Cancelled Security after the Effective Date, including rights of subordination or subrogation that may be construed to be inherent in or ancillary or related to such Cancelled Security. Each holder of a Cancelled Security evidencing any Allowed Claim shall surrender such Cancelled Security to Reorganized Wherehouse (or its designee), and Reorganized Wherehouse (or its designee) shall distribute to such Holder or to such Holder's agent, trustee or representative the appropriate consideration therefor in accordance with this Plan as promptly as is reasonably practicable. No distribution under this Plan shall be made to or for account of any Holder of an Allowed Claim evidenced by a Cancelled Security unless and until such Cancelled Security is received by Reorganized Wherehouse (or its designee). If a Cancelled Security is lost or destroyed, the Holder of such Cancelled Security must deliver an affidavit of loss or destruction to the Debtors or Reorganized Wherehouse (or their designee), as well as an agreement to indemnify the Debtors and Reorganized Wherehouse (and post a bond if so requested by the Debtors or Reorganized Wherehouse), in form and substance reasonably acceptable to Reorganized Wherehouse, before such Holder may receive any distribution that it would otherwise be entitled to receive under this Plan in respect of such lost or destroyed Cancelled Security. Any Holder of an Allowed Claim that fails to surrender a Cancelled Security related thereto or to deliver an affidavit and an indemnity agreement before the later to occur of (i) two years from the Effective Date, and (ii) six months following the date such Holder's Claim becomes an Allowed Claim shall be deemed to have no further Claim and no distributions shall be made under this Plan in respect of such Claim. The Debtors or Reorganized Wherehouse may waive the requirements of this Section 9.07.

     9.08. ALLOWANCE OF CLAIMS SUBJECT OF SECTION 502(d). Allowance of Claims shall be in all respects subject to the provisions of Section 502(d) of the Bankruptcy Code, except that no Claim that is Allowed in an amount set forth in this Plan shall be disallowed under Section 502(d) of the Bankruptcy Code.

     9.09.  RIGHT OF SETOFF.   Reorganized Wherehouse shall have
the right to set off against any Claim and the distributions to be made pursuant to this Plan in respect of such Claim, any and all debts, liabilities and claims of every type and nature whatsoever which (after giving effect to the releases set forth in Section 12.04) the Estates or Reorganized Wherehouse may have against the Holder of such Claim, and neither any prior failure to do so nor the Allowance of such Claim, whether pursuant to this Plan or otherwise, shall constitute a waiver or release of any such right of setoff.


                           ARTICLE 10

                PROVISIONS COVERING DISTRIBUTIONS

     10.01.  TIME OF DISTRIBUTIONS UNDER THIS PLAN.   Except as
otherwise provided in this Plan, distributions in respect of Claims that, on the Effective Date, are Allowed Claims shall be made by Reorganized Wherehouse (or its designee) on or as promptly as practicable after the Effective Date. Distributions in respect or as a result of Claims Allowed after the Effective Date shall be made as soon as practicable after such Claim becomes Allowed.

     10.02.  FRACTIONAL SHARES.   Fractional shares of New Common
Stock shall not be issued under this Plan. Instead, on the date of final distribution of New Common Stock to the persons entitled thereto, the aggregate of all fractional shares that would otherwise be issued to such persons shall be pooled in a fractional securities pool and each Holder of an Allowed Claim entitled to any such fractional interest shall be placed on a distribution list in descending order according to the size of the fractional interest to which such Holder is entitled. If two or more Holders are entitled to the same fractional interest (rounded to six decimal places), their relative ranking on the distribution list shall be determined by lot. A whole share of New Common Stock shall be distributed, in the descending order set forth in the distribution list, to Holders named on the list until all of the whole shares of the New Common Stock in the fractional securities pool have been distributed. No other distribution shall be due or made on any fractional shares.

     10.03.  WARRANTS FOR ISSUANCE OF FRACTIONAL SHARES.
Warrants for fractional shares of New Common Stock shall not be issued under this Plan. Instead, on the date of final distribution of Warrants to the persons entitled thereto, the aggregate of all Warrants for issuance of fractional shares that would otherwise be issued to such persons shall be pooled in a Warrants for issuance of fractional securities pool and each Holder of an Allowed Claim entitled to any such Warrants for issuance of fractional interests shall be placed on a distribution list in descending order according to the size of the fractional interest to which such Holder is entitled. If two or more Holders are entitled to the same fractional interest (rounded to six decimal places), their relative ranking on the distribution list shall be determined by lot. A Warrant for a whole share of New Common Stock shall be distributed, in the descending order set forth in the distribution list, to Holders named on the list until all of the Warrants for issuance of whole shares of the New Common Stock in the fractional securities pool have been distributed. No other distribution shall be due or made on any Warrants for issuance of fractional shares.

     10.04.  COMPLIANCE WITH TAX REQUIREMENTS.   In connection
with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, Reorganized Wherehouse shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Entity from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by Reorganized Wherehouse (or its distribution agent), Reorganized Wherehouse may, at its option, withhold the amount required and distribute the balance to such Entity or decline to make such distribution until the information is received. In any event, however, Reorganized Wherehouse shall not be obligated to liquidate New Common Stock to honor any withholding obligation.

     10.05. PERSONS DEEMED HOLDERS OF REGISTERED SECURITIES. Except as otherwise provided herein, Reorganized Wherehouse and each transfer or distribution agent shall be entitled to treat the record holder of a registered security as the sole Holder of the Claim or Interest in respect thereof for purposes of all notices, payments or other distributions under this Plan. No notice of any transfer of any such security shall be binding on Reorganized Wherehouse or any transfer or distribution agent, unless such transfer has been properly registered in accordance with the provisions of the governing indenture or agreement at least ten Business Days prior to the day on which any such notice is given or any such payment or other distribution is made. If there is any dispute regarding the identity the person entitled to any payment or distribution in respect of any Claim under this Plan, no payment or distribution need be made in respect of such Claim until the Bankruptcy Court resolves the dispute pursuant to a Final Order.

     10.06. DISTRIBUTION OF UNCLAIMED PROPERTY. Any distribution of property under this Plan that is unclaimed after two years following the Effective Date shall irrevocably revert to Reorganized Wherehouse, without regard to state escheatment laws.


                           ARTICLE 11

                  RESOLUTION OF DISPUTED CLAIMS

     11.01.  OBJECTIONS TO CLAIMS.   Any party in interest may
object to an Impaired Claim, except a Claim that is Allowed as set forth in this Plan. Any such objection must be filed and served no later than the later of (a) the 60th day following the Effective Date, (b) 30 days after the filing of the proof of claim of such Claim, or (c) any later day set by order of the Bankruptcy Court, which the Debtors or Reorganized Wherehouse may request on an ex parte basis. Only Reorganized Wherehouse may object to Claims that are not Impaired. Objections to Claims, except Claims that are Allowed pursuant to this Plan, may be filed and served by Reorganized Wherehouse at any time.

     11.02.  PROCEDURE.   Unless otherwise ordered by the
Bankruptcy Court, the Debtors or Reorganized Wherehouse shall litigate the merits of each Disputed Claim until it is abandoned by the Holder, determined by Final Order or compromised and settled by the Debtors or Reorganized Wherehouse, subject to any required approval of the Bankruptcy Court.

     11.03.  NO DISTRIBUTIONS ON DISPUTED CLAIMS.   No payments
or distributions shall be made in respect of any Disputed Claim.

     11.04.  ESTIMATION; PARTIAL ALLOWANCE.   In order to
effectuate distributions pursuant to the Plan and avoid undue delay in the administration of the Estates, the Debtors (prior to the Effective Date) and Reorganized Wherehouse (after the Effective Date) shall have the right to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the holder of such Disputed Claim and which hearing may be held on an expedited basis), estimating a Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code or providing that a Disputed Claim shall be Allowed in part, with the rest to remain Disputed.


                           ARTICLE 12

          DISCHARGE, RELEASE AND PRESERVATION OF CLAIMS

     12.01.  DISCHARGE AND TERMINATION.   If this Plan becomes
effective as set forth in Section 13.02, the confirmation of this Plan shall (i) discharge the Debtors, the Estates and Reorganized Wherehouse from any debt that arose before the Confirmation Date, any debt of the kind specified in Section 502(g), Section
 502(h) or Section 502(i) of the Bankruptcy Code, all Claims treated in this Plan, all contingent and unliquidated liabilities of every type and description to the fullest extent discharge of such liabilities is permitted under the Bankruptcy Code, and all other Claims against either or both of the Debtors or the Estates that were outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date, in each instance whether or not a proof of such Claim is filed or deemed filed, whether or not such Claim is Allowed, and whether or not the holder of such Claim has voted on this Plan, and (ii) terminate all rights and interests of the Holders of all Interests.

     12.02.  DISTRIBUTIONS IN COMPLETE SATISFACTION.   If this
Plan becomes effective as set forth in Section 13.02, the distributions and rights provided under this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date, of all Claims against and Interests in the Debtors and the Estates and all liens upon any property of the Estates or Reorganized Wherehouse.

     12.03.  INJUNCTION.   The discharge provided in Section
12.01 shall also operate as an injunction restraining any Entity from commencing or continuing any action, suit or proceeding, or employing any process, or otherwise acting, to collect, offset or recover any Claim discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including
Section 524 and Section 1141 thereof. The Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any Cause of Action against any present or former shareholder, director, officer, employee, attorney or agent of either or both of the Debtors based on, arising from or relating to any failure to pay, or make provision for payment of, any amount payable in respect of any Priority Tax Claim on which the payments due under Section 3.01 have been made or are not yet due under Section 3.01.

     12.04. RELEASE BY DEBTORS AND DEBTORS IN POSSESSION. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, if this Plan becomes effective as set forth in Section 13.02, the Debtors, in their individual capacity and as Debtors in Possession, for and on behalf of the Estates, hereby release and discharge, absolutely, unconditionally, irrevocably and forever:

             (A) CERTAIN BANKRUPTCY CAUSES OF ACTION. Any and all Causes of Action that may be enforceable by either or both of the Debtors or either or both of the Debtors in Possession under Section 510, Section 542, Section 544,
     Section  545, Section  546, Section  547, Section  548,
     Section 549, Section 550 and Section 553 of the Bankruptcy Code or under similar state laws, including fraudulent conveyance and fraudulent transfer laws, except only that the following Causes of Action shall be reserved and preserved: (i) any and all 1992 Merger Consideration Recovery Claims, and (ii) any and all Causes of Action against any Holder of a Miscellaneous Secured Claim based on or arising from or relating to such Miscellaneous Secured Claim or any act, omission, wrongful conduct, occurrence or event related thereto; and

             (B) CAUSES OF ACTION RELATED TO CLAIMS, INTERESTS OR THE CASES. Any and all Causes of Action against any person or Entity (including all present and former directors, officers, attorneys, advisors, investment bankers, consultant and agents acting for the Debtors or the Estates, all Holders of Claims or Interests treated herein, and all present and former members of the Official Committee, the Trade Committee and the Senior Lenders and their attorneys and advisors) in any manner arising from, based on or relating to the subject matter of, or the transaction or event giving rise to, any Claim or Interest that is treated in this Plan or the restructuring of such Claims and Interests prior to or in the Chapter 11 Cases or any act, omission, occurrence or event in any matter related to any such transaction, event or restructuring, except Causes of Action (i) based on or arising from a promissory note or other instrument or a contract or quasi-contract,
     (ii) based on or arising from intentional fraud or defalcation, willful misconduct, wrongful trade practices or willful violation of law, (iii) asserted in proceedings pending on the Confirmation Date, (iv) against any Holder of a Miscellaneous Secured Claim based on, arising from or relating to such Miscellaneous Secured Claim or any act, omission, wrongful conduct, occurrence or event related thereto, or (v) that are 1992 Merger Consideration Recovery Claims.

Reorganized Wherehouse (x) shall not succeed to any Cause of Action released and discharged pursuant to this Section 12.04,
(y) shall be bound, to the same extent the Debtors are bound, by each and all of the releases set forth herein, and (z) pursuant to the transfer of property of the Estates to be made to it on the Effective Date, shall succeed to and be entitled to enforce each of the Causes of Action that are reserved and preserved pursuant to the express provisions of this Section 12.04.

     12.05.  RELEASE BY HOLDERS OF CLAIMS AND INTERESTS.   Each
Entity that accepts any distribution on its Claim made pursuant to this Plan (a "Release Obligor") shall be presumed conclusively to have released and discharged the Debtors, the Estates, Reorganized Wherehouse and each other Entity that accepts any distribution under this Plan and any other Holder of a Claim or Interest that expressly agrees in writing to be reciprocally bound by the provisions of this Section 12.05, and their respective present and former affiliates, shareholders, directors, officers, attorneys, advisors, financial advisors, investment bankers and agents, and all of their respective heirs, representatives, successors and assigns, and any Entity that may be liable derivatively through any of the foregoing, absolutely, unconditionally, irrevocably and forever, from any Cause of Action arising from, based on or relating to the subject matter of, or the transaction or event giving rise to, the Claim on which the Release Obligor received such distribution or any act, omission, occurrence or event in any manner related to such subject matter, transaction or event, except any Causes of Action
(i) based on or arising from a promissory note or other instrument or a contract or quasi-contract, (ii) based on or arising from intentional fraud or defalcation, willful misconduct, wrongful trade practices or willful violation of law, or (iii) asserted in proceedings pending on the Confirmation Date. The release and discharge described in the preceding sentence shall further extend to the matters set forth in Section 5.07(c), if the conditions set forth therein are met, and shall be enforceable as a matter of contract against (i) any Entity that accepts any distribution pursuant to this Plan, and (ii) any Holder of any Claim or Interest that expressly agrees in writing to be reciprocally bound by the provisions of this Section 12.05.

     12.06.  EXCULPATION.   Neither the Debtors, nor the Estates,
nor Reorganized Wherehouse, nor the Bank Agent or its predecessors or successors, nor any past, present or future member of the Senior Lenders, Official Committee or the Trade Committee, nor any Holder of any Claim or Interest treated in this Plan, nor any officer, director, shareholder, employee, agent, attorney, accountant or advisor to any of them, shall be obligated in any manner under this Plan or in respect of or by reason of the filing, negotiation, prosecution, confirmation, consummation or implementation of this Plan or any action taken or not taken in connection therewith, or shall have or incur any liability to any Holder of any Claim or Interest or any other Entity in respect of any such matters or any information provided or statement made in the Disclosure Statement or omitted therefrom, except that (i) the Debtors and Reorganized Wherehouse shall fulfill the obligations expressly set forth in this Plan and (ii) each Entity shall remain liable, to the extent provided by law, for its own willful misconduct or recklessness as determined pursuant to a Final Order. Each such person and Entity shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities under the Plan and shall be fully protected in acting or in refraining from acting in accordance with such advice or in any manner approved or ratified by the Bankruptcy Court.

     12.07.  INDEMNIFICATION OBLIGATIONS.

             (A) TERMINATION OF INDEMNIFICATION OBLIGATIONS. Except as set forth in Section 12.07(b), all obligations of the Debtors or the Estates to indemnify, or to pay contribution or reimbursement to, any of its present or former directors, officers, agents, employees and representatives or any Holder of a Claim or Interest treated in this Plan, or any trustee or agent acting for any such Holder, or any person in any manner engaged, employed or indemnified in connection with the issuance or sale of any Cancelled Securities or any agent, attorney, advisor, financial advisor, investment banker, employee or representative or any heirs, representatives, successors or assigns of any indemnified person that may be outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date (whether pursuant to a certificate of incorporation, bylaws, contractual obligations or any applicable law or otherwise) in respect of any past, present or future action, suit or proceedings shall be discharged under this Plan and all undertakings and agreements for or relating to any such indemnification, contribution or reimbursement are hereby rejected and terminated.

             (B)  LIMITED CONTINUING INDEMNIFICATION.   No
obligation of either or both of the Debtors, whether arising pursuant to law or its certificate of incorporation or bylaws or by contract or otherwise, to indemnify, or to pay contribution or reimbursement to, any individual who served as a director or officer of the Debtors at any time during the period that commenced three years prior to the Filing Date and ends on the Effective Date shall be (i) discharged or impaired under this Plan, (ii) subordinated under Section 510 of the Bankruptcy Code or otherwise, or (iii) disallowed under Section 502(e) of the Bankruptcy Code. Any such obligation that, under the Bankruptcy Code, has the priority of an expense of administration shall be entitled to such priority. No proof of claim shall be required to preserve any such obligation. Pursuant to the Asset Purchase Agreement, Reorganized Wherehouse shall assume and agree to pay all such obligations and, further, shall defend, indemnify and hold harmless each such individual from and against all claims, damages, losses, liabilities costs and expenses (including the reasonable fees and disbursements of legal counsel selected and employed by such indemnified person, whether or not suit is brought) based on, arising from or in any manner related to (i) any failure by Reorganized Wherehouse to pay any Claim or other liability or to perform any obligation binding on it pursuant to this Plan or the Asset Purchase Agreement or (ii) any act, omission, wrongful conduct, circumstance or event as to which either any Cause of Action is released as against any Person pursuant to this Plan or any such indemnification obligation is preserved pursuant to this Section 12.07(b); PROVIDED, HOWEVER, that (i) no individual shall be indemnified in respect of any claim, damages, liability, loss, cost or expense that is finally determined by a court of competent jurisdiction to have been caused by such individual's own willful misconduct or gross negligence and (ii) no 1992 Merger Consideration Recipient shall be indemnified as to any 1992 Merger Consideration Recovery Claim pursuant to this Section 12.07(b).

     12.08.  PRESERVATION OF INSURANCE.   The Debtors' discharge
provided in this Plan shall not diminish or impair the enforceability of any insurance policies that may cover claims against the Debtors or any other person or Entity.

     12.09.  GOOD FAITH SETTLEMENT OF ACQUISITION RELATED CAUSES
OF ACTION.   Except as provided in Section 12.10, on the
Effective Date the Debtors (whether as Debtors, debtors in possession or on behalf of creditors) and all persons or Entities asserting claims or who may in the future assets claims derivatively or otherwise through or on behalf of any of the Debtors and all present and former directors, officers, agents, attorneys, advisors, financial advisors, investment bankers, employees and shareholders of the Debtors, in their respective capacities as such (collectively, the "Wherehouse Releasors") shall be deemed, for good and valuable consideration, to have released and discharged all Causes of Action against any and all Entities (the "Released Entities") that any or all of the Wherehouse Releasors ever had, now have or hereafter can, shall or may have against any Entity by reason of, arising in connection with, or related in any way to the 1992 Acquisition (such Causes of Action being referred to herein as the "Acquisition Related Causes of Action"), including (i) the offer, sale, purchase or resale of any securities of Wherehouse or Holdings, or any registration statement, preliminary prospectus, prospectus, disclosure or omission related thereto, (ii) any extension, supplementation or restructuring of any indebtedness of any of the Debtors, including any breach of duty owed to any of the Debtors arising from any extension, supplementation or restructuring of that indebtedness, (iii) any engagement or role of, or services rendered by, any or all of the Released Entities in connection with the foregoing, and (iv) any and all actions taken or not taken by the Released Entities in connection with the Debtors' prepetition indebtedness.

     Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the compromises, satisfaction of Claims, distributions and other benefits provided under this Plan, but (except as provided in Section 12.10) the provisions of this Plan and the treatment of the Claims and Interests set forth herein shall constitute a good faith compromise and settlement of the Acquisition Related Causes of Action and any claims for indemnity or contribution (or similar claims) that could be brought (or could have been brought) by the Wherehouse Releasors against or involving Released Entities, which compromise and settlement is in the best interest of creditors and is fair, equitable and reasonable. Confirmation of this Plan constitutes approval by the Bankruptcy Court of this settlement as a good faith settlement of all Acquisition Related Causes of Action that the Wherehouse Releasors may hold against the Released Entities. The Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state laws, including the States of Delaware, California and New York, given and made after due notice and opportunity for hearing, shall bar any claim against the Released Entities for indemnity or contribution (or similar claim) by any Entity that is claimed to be a joint tort feasor or otherwise jointly liable in respect of such Acquisition Related Causes of Action with such Released Entities.

     12.10.  MERGER CONSIDERATION RECOVERY CLAIMS NOT RELEASED.
Notwithstanding Section 12.09 or any of the other provisions of this Plan, this Plan shall not release any 1992 Merger
Consideration Recipient from any 1992 Merger Consideration
Recovery Claim.

     12.11.  SUBORDINATION.   Except as otherwise provided in
Section 5.07(c), distributions under this Plan take into account the relative priorities of the Claims and Interests in each Class in connection with any and all contractual, legal or equitable subordination provisions or rights relating thereto.
Accordingly, subject to Section 5.07(c), (i) any distributions under this Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other creditor and shall not be subject to levy, garnishment, attachment or other legal process by any Holder by reason of claimed contractual subordination rights and (ii) the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to property distributed under this Plan.


                           ARTICLE 13
             CONDITIONS TO CONSUMMATION OF THE PLAN

     13.01.  CONDITIONS.   This Plan shall not become effective,
and no obligations and rights set forth in this Plan as of the Effective Date or thereafter shall come into existence, unless each of the following conditions is met on the Effective Date:

             (A) CONFIRMATION ORDER. The Confirmation Order shall have been entered and shall not be in any respect stayed.

             (B) REORGANIZED WHEREHOUSE. Reorganized Wherehouse shall have been duly incorporated. The New Certificate of Incorporation and the New Bylaws shall be its sole governing documents. Reorganized Wherehouse shall have duly authorized, executed and delivered the Asset Purchase Agreement, the Warrant Agreement, and all New Common Stock and Warrants to be distributed pursuant to this Plan. Each of the representations and warranties of Reorganized Wherehouse set forth in the Asset Purchase Agreement and in the Warrant Agreement shall be true and correct. Reorganized Wherehouse shall have fully satisfied all conditions therein and shall have duly and punctually have performed or tendered performance of all its obligations binding thereunder, and such satisfaction, performance and tender of performance shall not be in any respect restrained by order of any court of competent jurisdiction.

             (C) FUNDING UNDER WORKING CAPITAL FACILITY. Reorganized Wherehouse and a lender shall have entered into a definitive written agreement offering Reorganized Wherehouse a revolving credit facility in an amount and on terms, conditions and collateral security satisfactory to and approved by the Debtors and the Trade Committee, and all conditions of closing set forth in such agreement shall have been satisfied or waived, subject to the actions to be taken under this Plan on the Effective Date.

             (D)    DELIVERY OF DOCUMENTS.   All documents
required to be delivered under this Plan or under the Asset Purchase Agreement or the Warrant Agreement on or prior to the Effective Date shall have been executed and delivered by the parties thereto.

     13.02.  CONSUMMATION.   This Plan shall become effective
when the conditions set forth in Section 13.01 are met. Reorganized Wherehouse shall thereupon perform the obligations required under this Plan to be performed by it on the Effective Date. The filing with the Bankruptcy Court of a certificate of a responsible officer of Reorganized Wherehouse to the effect that the conditions in Section 13.01 have been met and that Reorganized Wherehouse has substantially performed the obligations required under this Plan to be performed by it on the Effective Date shall establish conclusively that this Plan has been substantially consummated.


                           ARTICLE 14
                    MISCELLANEOUS PROVISIONS

     14.01.  BANKRUPTCY COURT TO RETAIN JURISDICTION.   The
property of the Estates and affairs of the Debtors shall remain subject to the jurisdiction of the Bankruptcy Court until this Plan becomes effective as set forth in Section 13.02. After this Plan becomes effective, the Bankruptcy Court shall retain jurisdiction over the Debtors and Reorganized Wherehouse, as liquidating agent for the Debtors and the Estates, and the consolidated Chapter 11 Cases to the fullest extent permitted by law, and shall have such jurisdiction exclusively to the fullest extent permitted by law, including for the purpose of hearing all requests for relief and determining all disputes relating to (i) this Plan and the implementation, interpretation and enforcement hereof, (ii) the allowance, amount and classification of Claims and Interests treated in this Plan, (iii) the rights and obligations of any Holder of any such Claim or Interest, whether as against the Debtors or Reorganized Wherehouse or as against any other Holder, (iv) compensation of professional persons, (v) any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising under Chapter 11 or arising in or related to the Chapter 11 Cases or this Plan, (vi) the interpretation or enforcement of the Confirmation Order or any proceedings or matters set forth or contemplated therein, and (vii) any other matter within the continuing jurisdiction of the Bankruptcy Court.

     14.02.  BINDING EFFECT OF THIS PLAN.   The provisions of
this Plan shall be binding upon and inure to the benefit of the Debtors, the Estates, Reorganized Wherehouse, any Holder of any Claim or Interest treated herein, and each of their respective predecessors, successors, assigns, agents, officers and directors and, to the fullest extent permitted under Section 1141(a) of the Bankruptcy Code and other applicable law, each other Entity affected by this Plan.

     14.03.  NONVOTING STOCK.   In accordance with Section
 1123(a)(6) of the Bankruptcy Code, the certificate of incorporation of Reorganized Wherehouse shall contain a provision prohibiting the issuance of nonvoting equity securities by Reorganized Wherehouse.

     14.04.  AUTHORIZATION OF CORPORATE ACTION.   The entry of
the Confirmation Order shall constitute authorization for the Debtors and Reorganized Wherehouse to take or cause to be taken all corporate actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions shall be deemed to have occurred and shall be in effect pursuant to Section 303 of the DGCL and the Bankruptcy Code, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Wherehouse. On the Effective Date, the appropriate officers of Reorganized Wherehouse and members of its board of directors are authorized and directed to execute and deliver the agreements, documents and instruments contemplated by this Plan in the name of and on behalf of Reorganized Wherehouse.

     14.05.  RETIREE BENEFITS.   On and after the Effective Date,
Reorganized Wherehouse shall continue to pay all retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, without prejudice to Reorganized
Wherehouse's rights under applicable non-bankruptcy law to modify, amend or terminate the foregoing arrangements.

     14.06.  WITHDRAWAL OF THIS PLAN.   The Debtors reserve the
right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw this Plan. If they do so, this Plan shall be null and void.

     14.07.  FINAL ORDER.   Except as otherwise expressly
provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors or, after the Effective Date, Reorganized Wherehouse upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

     14.08.  NOTICE.   All notices required to be given under
this Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier:

             If to the Debtors to:

             Wherehouse Entertainment, Inc.
             19701 Hamilton Ave.
             Torrance, CA 90502-1334
             Attn:  Jerry E. Goldress
             (310) 538-2314

             with copies to:

             Latham & Watkins
             633 West 5th Street, Suite 4000
             Los Angeles, CA 90071-2007
             Attn:  Hendrik de Jong
                    Peter M. Gilhuly
             (213) 485-1234

             and

             Young, Conaway Stargatt & Taylor
             11th Floor - Rodney Square North
             P.O. Box 391
             Wilmington, Delaware 19899-0391
             Attn:  Laura Davis Jones
             (302) 571-6600

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

     14.09.  DISSOLUTION OF COMMITTEES.   When this Plan becomes
effective as set forth in Section 13.02, the Official Committee and the Trade Committee shall cease to exist and their members and employees or agents (including attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from all further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Chapter 11 Cases.

     14.10.  CONTINUED CONFIDENTIALITY OBLIGATIONS.   All members
of and advisors to the Official Committee or the Trade Committee and each other person bound by a confidentiality agreement with Wherehouse or Holdings shall continue to be obligated and bound by the terms of such confidentiality agreement.

     14.11.  AMENDMENTS AND MODIFICATIONS.   To the fullest
extent permitted under Section 1127 of the Bankruptcy Code, this Plan may be altered, amended or modified by the Debtors at any time prior to the Effective Date and by Reorganized Wherehouse anytime thereafter.

     14.12.  TIME.   Unless otherwise specified herein, in
computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day.

     14.13.  SECTION  1145 EXEMPTION.   To the fullest extent
permitted under Section 1145 of the Bankruptcy Code, the offer and sale of the New Common Stock and the Warrants and transactions in such securities shall be and are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, such New Common Stock or Warrants. The offer and sale of the New Common Stock and the Warrants under this Plan is deemed to be a public offering of the New Common Stock and the Warrants.

     14.14.  SECTION  1146 EXEMPTION.   To the fullest extent
permitted under Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, or the revesting, transfer or sale of any real property of the Debtors pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     Wilmington, Delaware
     October 4, 1996

                              Respectfully submitted,

                              WHEREHOUSE ENTERTAINMENT, INC.


                              By: /s/ Jerry E. Goldress
                                  ------------------------------
                                  Jerry E. Goldress
                                  Chairman



                              WEI HOLDINGS, INC.


                              By: /s/ Jerry E. Goldress
                                  --------------------------------
                                      Jerry E. Goldress
                                      Chairman


LATHAM & WATKINS
Co-counsel for Debtors and
  Debtors in Possession
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
(213) 485-1234

    Hendrik de Jong
    Peter M. Gilhuly


     - and -

YOUNG, CONAWAY, STARGATT
  & TAYLOR
Co-counsel for Debtors and
  Debtors in Possession
11th Fl.-Rodney Square North
P.O. Box 391
Wilmington, Delaware 19899-0391
(302) 571-6642

    Laura Davis Jones (#2436)
    A Member of the Firm

                            EXHIBIT A


                    ASSET PURCHASE AGREEMENT




                              AMONG



                 WHEREHOUSE ENTERTAINMENT, INC.
                               AND
                       WEI HOLDINGS, INC.
                    (COLLECTIVELY, "SELLER"),



                               AND



                      ____________________
                          ("PURCHASER")




                      ____________ __, 1996

                        TABLE OF CONTENTS


                                                             Page

                            ARTICLE I
      PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES . .  1

1.1     Acquired Assets. . . . . . . . . . . . . . . . . . . .  1
1.2     Assignment of Contracts, Leases and Other Assets . . .  2
1.3     Other Assets and Rights. . . . . . . . . . . . . . . .  3
1.4     Excluded Assets. . . . . . . . . . . . . . . . . . . .  4
1.5     Liabilities Not Assumed. . . . . . . . . . . . . . . .  4
1.6     Assumed Obligations. . . . . . . . . . . . . . . . . .  4

                           ARTICLE II
                   PURCHASE PRICE AND PAYMENT. . . . . . . . .  5

2.1     (a)    Total Purchase Price. . . . . . . . . . . . . .  5
        (b)    Allocation of Purchase Price. . . . . . . . . .  5

                           ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . .  5

3.1     Due Incorporation. . . . . . . . . . . . . . . . . . .  5
3.2     Due Authorization. . . . . . . . . . . . . . . . . . .  6
3.3     Capital Stock. . . . . . . . . . . . . . . . . . . . .  6
3.4     Purchaser Acknowledgment . . . . . . . . . . . . . . .  6

                           ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER TO CLOSE. . .  6

4.1     Actions or Proceedings . . . . . . . . . . . . . . . .  6
4.2     Licenses, Permits, Authorizations. . . . . . . . . . .  7
4.3     Bankruptcy Court Approval. . . . . . . . . . . . . . .  7
4.4     Changes in Law . . . . . . . . . . . . . . . . . . . .  7
4.5     Credit Agreement . . . . . . . . . . . . . . . . . . .  7
4.6     Disclosure Statement . . . . . . . . . . . . . . . . .  7
4.7     Liquidation Agent Agreement. . . . . . . . . . . . . .  7
4.8     Appointment of Directors . . . . . . . . . . . . . . .  7

                            ARTICLE V
     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO CLOSE. .  8

5.1     Accuracy of Representations and Warranties . . . . . .  8
5.2     Entry of Approval Order; Consents. . . . . . . . . . .  8
5.3     Actions or Proceedings . . . . . . . . . . . . . . . .  8
5.4     Effectiveness of Plan of Reorganization. . . . . . . .  8
5.5     Liquidation Agent Agreement and Assumption
        Agreement. . . . . . . . . . . . . . . . . . . . . . .  8

                           ARTICLE VI
                        EMPLOYEE MATTERS . . . . . . . . . . .  8

6.1     Employment . . . . . . . . . . . . . . . . . . . . . .  8

                           ARTICLE VII
                             CLOSING . . . . . . . . . . . . .  8

7.1     Closing. . . . . . . . . . . . . . . . . . . . . . . .  8
7.2     Deliveries by Seller . . . . . . . . . . . . . . . . .  9
7.3     Deliveries by Purchaser. . . . . . . . . . . . . . . .  9

                          ARTICLE VIII
                          MISCELLANEOUS. . . . . . . . . . . .  9

8.1     Amendment; Waiver. . . . . . . . . . . . . . . . . . .  9
8.2     Notices. . . . . . . . . . . . . . . . . . . . . . . . 10
8.3     Counterparts . . . . . . . . . . . . . . . . . . . . . 11
8.4     Headings . . . . . . . . . . . . . . . . . . . . . . . 11
8.5     Applicable Law . . . . . . . . . . . . . . . . . . . . 11
8.6     Assignment . . . . . . . . . . . . . . . . . . . . . . 11
8.7     Third Party Beneficiaries. . . . . . . . . . . . . . . 11
8.8     Tax Matters. . . . . . . . . . . . . . . . . . . . . . 11
8.9     Other Instruments. . . . . . . . . . . . . . . . . . . 12
8.10    Entire Understanding . . . . . . . . . . . . . . . . . 12
8.11    Waiver of Jury Trial . . . . . . . . . . . . . . . . . 12
8.12    Indemnification Obligations. . . . . . . . . . . . . . 12
8.13    Conflict with Plan of Reorganization or
        Disclosure Statement . . . . . . . . . . . . . . . . . 13

                           ARTICLE IX
                           DEFINITIONS . . . . . . . . . . . . 13

                            EXHIBITS

Exhibit A       Form of Bill of Sale
Exhibit B       Form of Trademarks Assignment
Exhibit C       Form of Patents Assignment
Exhibit D       Form of Warrant Agreement
Exhibit E       Form of Liquidation Agent Agreement
Exhibit F       Form of Assumption Agreement

                    ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made as of ________________ __, 1996, between Wherehouse Entertainment, Inc., a Delaware corporation ("WHEREHOUSE") and WEI Holdings, Inc., a Delaware Corporation ("HOLDINGS," and, together with Wherehouse, "SELLER"), in their capacity as debtors and debtors-in-possession in Case No. 95-911 (HSB) (Jointly Administered) (the "BANKRUPTCY CASE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), and ___________________, a Delaware corporation ("PURCHASER").
Unless otherwise indicated, capitalized terms used herein have the meanings given thereto in Article IX, or, if not defined in
Article IX, in the Section where used, and if not defined in this Agreement, shall have the meanings given thereto in the Plan of Reorganization.

     In consideration of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:


                            ARTICLE I
      PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES

     1.1 ACQUIRED ASSETS. Subject to the terms and conditions set forth in this Agreement (including Section 1.4), at the Closing, Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery from Seller, all of the assets then owned by Seller (wherever located) except for the Excluded Assets, and such assets sold, assigned, transferred and delivered to Purchaser hereunder are referred to collectively herein as the "ACQUIRED ASSETS." The Acquired Assets include all property of the Estates immediately prior the Closing, including (but not limited to) the following:

           (a) EQUIPMENT. All of the machinery, equipment, installations, furniture, tools, spare parts, supplies, maintenance equipment and supplies, materials and other items of personal property of every kind and description (other than the personal property described in Sections 1.1(b) and 1.1(c) and personal property subject to leases as described in Section 1.2(b));

           (b) INVENTORIES. All of the inventories of the Business, including, without limitation, all inventories held for sale or rental, wherever located;

           (c) VEHICLES. All of the leased or owned trucks, tractors, trailers, automobiles and other vehicles;

           (d) INFORMATION AND RECORDS. All product files, software, confidential information, price lists, marketing information, sales records, customer lists and files (including customer credit and collection information), tax, historical and financial records and files, and other information which are related to, or were or are used by Seller, together with the following papers and records in Seller's care, custody or control: all blueprints, building specifications and "as built" plans, all personnel and labor relations records, all employee benefits and compensation plans and records, all environmental control, monitoring and test records, all facility cost records, all maintenance and production records, all plats and surveys of the Real Property and all plans and designs of buildings, structures, fixtures and equipment;

           (e) INTELLECTUAL PROPERTY. All United States and foreign patents, patent applications, patent licenses, trade name, trademark and servicemark registrations (and applications therefor) (including without limitation, all rights to the name and trade usage of "The Wherehouse," "Wherehouse Entertainment," "Wherehouse Entertainment, Inc.," and "WEI Holdings, Inc."), copyrights and copyright registrations (and applications therefor), other trade names, other trademarks, trade secrets, inventions, processes, designs, know-how and formula, export licenses, product qualifications, computer software, technology, confidential and proprietary information, in each case whether or not subject to statutory registrations, together with the goodwill appurtenant to each of the foregoing;

           (f) ACCOUNTS RECEIVABLE. Any and all accounts receivable, trade receivables, notes receivable and other receivables;

           (g) REAL PROPERTY.  (i) All Real Property owned by
     Seller and (ii) all fixtures and improvements attached to the Real Property owned by Seller or to any Real Property in which Seller has a leasehold interest;

           (h) CASH. All cash on hand held by or for the account of Seller;

           (i) PREPAID EXPENSES.  Seller's prepaid expenses; and

           (j) FIXTURES.  To the extent not included in Section
     1.1(g) above, all plant and store fixtures, shelving and business fixtures and all storage and office facilities.

     1.2 ASSIGNMENT OF CONTRACTS, LEASES AND OTHER ASSETS. Subject to the terms and conditions set forth in this Agreement (including Section 1.4) and in Section 7.01 of the Plan of Reorganization, Seller, at the Closing, will assign and transfer to Purchaser, effective as of the Closing Date, all of Seller's right, title and interest in and to, and Purchaser will take assignment of, the following, and all of the following shall be deemed included in the term "Acquired Assets" as used herein:

           (a) REAL PROPERTY LEASES. All of the leases of real property assumed by Seller during the pendency of the Bankruptcy Case in accordance with the Plan of Reorganization;

           (b) EQUIPMENT AND OTHER PERSONAL PROPERTY LEASES. All of Seller's right, title and interest in and to the leases of equipment, machinery, installations, vehicles and other personal property assumed by Seller in accordance with the Plan of Reorganization;

           (c) PERMITS. All of the licenses, permits, variances, interim permits, permit applications, approvals, consents, certifications, qualifications and other authorizations under any law, statute, rule, regulation, order or ordinance applicable to the Business or otherwise required by any Governmental Authority in connection with the business or operations of the Business;

           (d) PATENT AND COPYRIGHT LICENSES. All of Seller's right, title and interest in and to any patent, trademark, tradename, copyright or similar licenses used in connection with the Business and the license agreements entered into in connection therewith assumed by Seller in accordance with the Plan of Reorganization, including without limitation, any such licenses pursuant to which Seller has the right to sell or rent pre-recorded music and computer software and games;

           (e) NAMES USED IN THE BUSINESS. All of the right, title and interest of Seller in and to the names "THE WHEREHOUSE", "WHEREHOUSE ENTERTAINMENT" and any derivation thereof, all other names and derivations thereof under which the Business (or portions thereof) are conducted, all of the right, title and interest of Seller in any logos relating to such names, and the goodwill appurtenant to each of the foregoing, and all rights of Seller to prevent the use of such names by others;

           (f) CONFIDENTIALITY AGREEMENTS.  All rights under all
     Confidentiality Agreements entered into by Seller with any person or entity in connection with the proposed sale of the Business;

           (g) CONTRACTS. All rights of Seller under all of the other contracts and agreements, guarantees and warranties from third parties assumed by Seller in accordance with the Plan of Reorganization and listed on Schedule 1.2(i);

           (h) RIGHTS UNDER PLAN OF REORGANIZATION. All rights of Seller under the Plan of Reorganization, except for such rights as are expressly retained by Seller after the Closing pursuant to the Plan of Reorganization;

           (i) INSURANCE POLICIES. All rights, and claims and choses in action of Seller under any insurance policies;

           (j) CHOSES IN ACTION.  Subject to Sections 12.04 and
     12.09 of the Plan of Reorganization, all other choses in action of Seller of any kind against third parties; and

           (k) 1992 MERGER AGREEMENT LETTER OF CREDIT. All rights of Seller under the 1992 Merger Agreement Letter of Credit , as set forth in Section 9.06 of the Plan of Reorganization.

     1.3 OTHER ASSETS AND RIGHTS. All other rights, entitlements, assets or other interests that the Plan of Reorganization provides shall be transferred to or acquired by Purchaser.

     1.4 EXCLUDED ASSETS. The following rights of Seller shall be retained by Seller and are not being sold or assigned to Purchaser hereunder (the "EXCLUDED ASSETS");

           (a) Seller's rights under this Agreement;

           (b) any executory contracts, leases or other agreements that (i) are not assumed by Seller in the Bankruptcy Case or (ii) have been assumed by Seller in the Bankruptcy Case but were assigned to a person or entity other than Purchaser pursuant to Section 7.01 of the Plan of Reorganization.

     1.5 LIABILITIES NOT ASSUMED. Except for the liabilities and obligations specifically assumed pursuant to and identified in Section 1.6 below, Purchaser shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller (the "EXCLUDED LIABILITIES").

     1.6 ASSUMED OBLIGATIONS. Notwithstanding Section 1.5, on the Closing Date Purchaser shall assume and satisfy the following liabilities or obligations (the "ASSUMED OBLIGATIONS"):

           (i) the obligations under the Plan of Reorganization to pay all Allowed Administrative Expenses;

           (ii)   the obligations under the Plan of
     Reorganization to pay all Allowed Priority Tax Claims;

           (iii)  the obligations under the Plan of
     Reorganization to pay all Allowed Miscellaneous Priority
     Claims;

           (iv)   the obligations under the Plan of
     Reorganization to pay all Allowed Miscellaneous Secured
     Claims;

           (v) the obligations under the Plan of Reorganization to pay the Secured Claim Cash Distribution;

           (vi) the obligations of Purchaser set forth in Sections 2.02, 5.01(f), 5.03, 10.01, 10.04, 10.05, 12.07 and
     14.05 of the Plan of Reorganization;

           (vii) all indemnities, liabilities, and obligations of Seller and Purchaser under the Plan of Reorganization;

           (viii) all sales and use taxes, documentary and other stamp taxes, deed taxes, transfer taxes, intangible taxes and other similar taxes imposed upon or in connection with, or required to be paid as a result of, the sale and transfer of the assets of the Seller to Purchaser, to the extent any such taxes are required to be paid after giving effect to the provisions of Section 1146(c) of the Bankruptcy Code; and

           (ix) Purchaser further shall assume and agree to perform and observe each and all of the provisions of the Plan of Reorganization applicable to Purchaser and each and all of the obligations and undertakings of Seller under the Plan of Reorganization, including the releases in Section
     12.04 and Section 12.09 thereof, as fully as Seller is bound thereby.

           Purchaser shall not assume or be obligated to pay, perform, fulfill or discharge any Claim or any other liability or obligation of Seller not expressly assumed by Purchaser pursuant to this Section 1.6.


                           ARTICLE II
                   PURCHASE PRICE AND PAYMENT

     2.1 (a) TOTAL PURCHASE PRICE. The total purchase price (the "TOTAL PURCHASE PRICE") to be paid to Seller by Purchaser at the Closing for the Acquired Assets shall be (i) the assumption of the Assumed Obligations, (ii) the issuance by Purchaser of a number of shares (the "SHARES") of the common stock of Purchaser, $0.01 par value (the "COMMON STOCK") sufficient to make the distributions of Common Stock required under the Plan of Reorganization, (iii) if Warrants are to be issued pursuant to the Plan of Reorganization, the issuance by Purchaser pursuant to the Warrant Agreement of Warrants required to be issued under the Plan of Reorganization, and (iv) cash sufficient to fund payment of all Administrative Expenses, all Miscellaneous Priority Claims, the Secured Claim Cash Distribution and all other cash distributions provided for in the Plan of Reorganization (the sum of clauses (i), (ii), (iii) and (iv) above being the "TOTAL PURCHASE PRICE"). On the Closing Date, pursuant to the Plan of Reorganization, Purchaser shall, upon delivery of the Acquired Assets, assume the Assumed Obligations and, promptly following Closing or at such other time as required by the Plan of Reorganization, shall issue the Shares and the Warrants in satisfaction of the Total Purchase Price to such persons and entities required by the Plan of Reorganization.

           (b) ALLOCATION OF PURCHASE PRICE. Purchaser shall have the right to allocate the Total Purchase Price, including amounts attributable to the Assumed Obligations.


                           ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller as follows:

     3.1 DUE INCORPORATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2   DUE AUTHORIZATION.

           Purchaser has full power and authority to enter into this Agreement, to perform its obligations under this Agreement and to conduct the Business after the Closing Date. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and, assuming due authorization, execution and delivery of this Agreement by Seller and approval of the Bankruptcy Court, constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect the enforcement of creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

     3.3 CAPITAL STOCK. As of the Closing Date, (i) the Shares and the shares of Common Stock sold to Alvarez & Marsal, Inc. or its affiliate pursuant to the A&M Management Service Agreement and the A&M Stock Subscription Agreement represent all of its outstanding capital stock and no options, warrants or other rights to acquire any of its capital stock are outstanding, except for (a) the Warrants represented by the Warrant Agreement, if Warrants are to be issued pursuant to the Plan of Reorganization and (b) the options to purchase shares of Common Stock granted to Alvarez & Marsal, Inc. pursuant to the A&M Option Agreement, (ii) it has no outstanding indebtedness, liabilities or other obligations (whether due or not due, fixed or contingent, liquidated or unliquidated, primary or secondary) of any type or nature, and has not engaged in any business and is not bound by any indenture, instrument or agreement whatsoever, except this Agreement, the Warrant Agreement, the A&M Management Services Agreement, the A&M Option Agreement, the Credit Agreement and its obligations to pay the fees of its attorneys and other professional consultants and agents incurred in connection with any of the foregoing and the Bankruptcy Case.

     3.4 PURCHASER ACKNOWLEDGMENT. Subject to Section 4.9, Purchaser acknowledges that Purchaser is taking the Acquired Assets on an "AS IS" basis and on a quitclaim basis, without recourse and without any representation or warranty whatsoever as to title, merchantability, condition or any other matter.


                           ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER TO CLOSE

     The obligations of Purchaser to close the transactions contemplated by this Agreement are subject to satisfaction by Seller or waiver by Purchaser in writing on the Closing Date of the following conditions precedent on or before the Closing Date:

     4.1 ACTIONS OR PROCEEDINGS. No court order shall have been entered and remain in effect in any action or proceeding which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

     4.2 LICENSES, PERMITS, AUTHORIZATIONS. Purchaser shall have received all material licenses, permits, agreements, consents and authorizations from third parties or Governmental Authorities required to consummate the transactions set forth in this Agreement, and the Plan of Reorganization, and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated. The consents and authorizations from third parties required under this section shall include any and all consents and authorizations required to make an effective assignment of any leases or contracts included in the Acquired Assets, and such consents and authorizations shall have been obtained without any material adverse change in the rights of Seller or Purchaser under such leases or agreements.

     4.3 BANKRUPTCY COURT APPROVAL. The Bankruptcy Court before which the Bankruptcy Case is pending shall have entered the Approval Order acceptable in form and substance to Purchaser, together with such changes as are acceptable to Purchaser, and such order shall, among other things, be binding on any trustee which might be appointed in the Bankruptcy Case pursuant to Chapter 11 or Chapter 7 of the Bankruptcy Code and, unless otherwise agreed to by Purchaser, shall be an order which is operable and has not been stayed by a court of competent jurisdiction.

     4.4 CHANGES IN LAW. No law, regulation or order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority, nor shall any action, investigation, suit or other proceeding have been instituted and remain pending or have been threatened and remain so by any Governmental Authority at what would otherwise be the Closing Date that would not permit the Business as presently conducted to be continued by Purchaser unimpaired following the Closing Date.

     4.5 CREDIT AGREEMENT. All of the conditions to the closing of the Credit Agreement shall have been satisfied or waived, subject only to the actions to be taken under the Plan of Reorganization on the Effective Date.

     4.6 DISCLOSURE STATEMENT. None of the information supplied by Seller for inclusion or incorporation by reference in the Disclosure Statement shall contain, at the time the Disclosure Statement is approved by the Bankruptcy Court and at the Closing Date, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading.

     4.7 LIQUIDATION AGENT AGREEMENT. Seller shall have executed and delivered to Purchaser a counterpart to the Liquidation Agent Agreement.

     4.8   APPOINTMENT OF DIRECTORS.  The members of the
Purchaser's Board of Directors shall have been validly appointed pursuant to Article 8 of the Plan of Reorganization.

     4.9 NO LIENS OR ENCUMBRANCES. Purchaser shall be satisfied that title to all of the Acquired Assets shall pass to Purchaser in accordance with Section 9.04 of the Plan of Reorganization.


                            ARTICLE V
     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO CLOSE

     The obligations of Seller to close the transactions contemplated in this Agreement are subject to the satisfaction by Purchaser or waiver by Seller in writing of the following conditions precedent on or before the Closing Date:


     5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date.

     5.2 ENTRY OF APPROVAL ORDER; CONSENTS. The Bankruptcy Court before which the Bankruptcy Case is pending shall have entered the Approval Order, together with such changes as are acceptable to Seller, and each such order shall, among other things, be binding on any trustee which might be appointed in the Bankruptcy Case pursuant to Chapter 11 or Chapter 7 of the Bankruptcy Code and, unless otherwise agreed to by Seller, shall be an order which is operable and has not been stayed by a court of competent jurisdiction.

     5.3 ACTIONS OR PROCEEDINGS. No court order shall have been entered and remain in effect in any action or proceeding which enjoins or prohibits the reasonable consummation of the transactions contemplated by this Agreement.

     5.4   EFFECTIVENESS OF PLAN OF REORGANIZATION.  The Plan of
Reorganization shall have become effective in accordance with the provisions of Article XIII thereof.

     5.5   LIQUIDATION AGENT AGREEMENT AND ASSUMPTION AGREEMENT.
Purchaser shall have executed and delivered a counterpart of the Liquidation Agent Agreement and the Assumption Agreement.


                           ARTICLE VI
                        EMPLOYEE MATTERS

     6.1 EMPLOYMENT. Subject to Section 1.6, Purchaser shall have the option (but not the obligation) to offer employment to any of Seller's employees on terms and conditions satisfactory to Purchaser and the employee to whom employment is offered.


                           ARTICLE VII
                             CLOSING

     7.1 CLOSING. Subject to the terms and conditions set forth herein, the Closing shall take place at the offices of _______________________________________________, or such other place as may be agreed upon, at 8:00 A.M. (Los Angeles time) on _________ __, 199_ or such other date as may be agreed to among the parties, which date shall not be earlier than the eleventh day after entry of the Approval Order (the "CLOSING DATE").

     7.2   DELIVERIES BY SELLER. At or prior to the Closing,
Seller shall deliver to Purchaser the following:

           (a) Possession of all of the Acquired Assets;

           (b) A Bill of Sale in the form set forth in Exhibit A;

           (c) A Trademarks Assignment in the form set forth in Exhibit B;

           (d) A Patents Assignment in the form set forth in Exhibit C;

           (e) A copy of the Approval Order of the Bankruptcy
     Court approving the transactions, confirming the Plan of Reorganization and otherwise acceptable to Seller and Purchaser;

           (f) All certificates of title to any vehicles included in the Acquired Assets;

           (g) A Liquidation Agent Agreement in the form set forth in Exhibit E; and

           (h) Such other documents, certificates, agreements or items as may be reasonably requested by Purchaser in order to consummate the transactions contemplated herein.

     7.3 DELIVERIES BY PURCHASER. At the Closing, or at such other time as required by the Plan of Reorganization, Purchaser will deliver to such parties as ordered by the Bankruptcy Court the following:

           (a) The Shares required to be issued and delivered pursuant to Section 2.1(a);

           (b) The Warrant Agreement required to be issued and delivered pursuant to Section 2.1(a), if Warrants are to be issued pursuant to the Plan of Reorganization;

           (c) A Liquidation Agent Agreement in the form set forth on Exhibit E; and

           (d) An Assumption Agreement in the form set forth on Exhibit F.


                          ARTICLE VIII
                          MISCELLANEOUS

     8.1 AMENDMENT; WAIVER. This Agreement may be amended, modified or supplemented but only in writing signed by all of the parties hereto. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     8.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if delivered by hand, (ii) on the date of transmission (subject to confirmation of receipt) if sent by telex, telecopy or other wire transmission or (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

           (a) If to Seller, addressed as follows:

               WHEREHOUSE ENTERTAINMENT, INC.
               _____________________________________
               _____________________________________
               _____________________________________
               Attention:  ____________________________
               Telecopy:  ____________________________

           with a copy to:

               Latham & Watkins
               633 West Fifth Street
               Suite 4000
               Los Angeles, CA  90071
               Attention:     Hendrik de Jong
               Telecopy: (213) 891-8763

           and

           (b) If to Purchaser, addressed as follows:

               _____________________________________
               _____________________________________
               _____________________________________
               _____________________________________
               Attention:
               Telecopy:

           with a copy to:

               O'Melveny & Myers LLP
               400 South Hope Street
               Los Angeles, California  90071
               Attention:     C. James Levin, Esq.
                         Ben H. Logan, Esq.
               Telecopy: (213) 669-6407

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     8.3 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     8.4 HEADINGS. The headings preceding the text of Articles and Sections of this Agreement and the Schedules hereto are for convenience only and shall not be deemed part of this Agreement.

     8.5 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California applicable to agreements between parties resident therein.

     8.6 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto, except that the Purchaser may, upon the Closing, grant a security interest in its rights under this Agreement to a lender financing the transactions contemplated hereby.

     8.7 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, other than as specified herein, no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     8.8   TAX MATTERS.

           (a) Purchaser and Seller shall make available to each other, (i) such records as either party may require for the preparation of any Tax Returns required to be filed by Seller or Purchaser and (ii) such records as Seller or Purchaser may require for the defense of any audit, examination, assessment, administrative appeal, or litigation of any such Tax Return in which Seller or Purchaser was included;

           (b) Purchaser and Seller shall be bound by the standard procedure described in Section 4 of Internal Revenue Service Rev. Proc. 84-77 for reporting wages and other compensation to the Internal Revenue Service, to the various states and to the employees.

     8.9 OTHER INSTRUMENTS. Upon the reasonable request of Purchaser, Seller shall, on and after the Closing Date, execute and deliver to Purchaser such other documents, releases, assignments and other instruments and take such other steps as may be reasonably required to effectuate the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, each of the Acquired Assets and the Assumed Obligations and to permit and assist Purchaser to perform the Assumed Obligations. In furtherance of the foregoing, Seller shall, promptly after the Closing, file or cause to be filed with the Delaware Secretary of State amendments to Seller's Certificates of Incorporation changing the name of Seller, and Seller shall take all such actions as may be reasonably requested by Purchaser such that Purchaser may change its corporate name to that of Seller.

     8.10 ENTIRE UNDERSTANDING. This Agreement, the Plan of Reorganization and the Disclosure Statement set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person or entity any rights or remedies hereunder, other than as expressly provided herein. The representations and warranties contained in this Agreement, the Plan of Reorganization and the Disclosure Statement are the sole representations and warranties made by the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any and all prior disclosures or other information, oral or written, provided in connection with the negotiation of this Agreement, the Plan of Reorganization and the Disclosure Statement or otherwise. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement, the Plan of Reorganization and the Disclosure Statement.

     8.11 WAIVER OF JURY TRIAL. Each of Seller and Purchaser irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

     8.12  INDEMNIFICATION OBLIGATIONS.

           (a) TERMINATION OF INDEMNIFICATION OBLIGATIONS. The parties acknowledge that pursuant to Section 12.07(a) of the Plan of Reorganization, except as set forth in Section 8.12(b), all obligations of Seller to indemnify, or to pay contribution or reimbursement to, any of its present or former directors, officers, agents, employees and representatives or any Holder of a Claim or Interest treated in the Plan of Reorganization, or any trustee or agent acting for any such Holder, or any person in any manner engaged, employed or indemnified in connection with the issuance or sale of any Cancelled Securities or any agent, attorney, advisor, financial advisor, investment banker, employee or representative or any heirs, representatives, successors or assigns of any indemnified person that may be outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date (whether pursuant to a certificate of incorporation, bylaws, contractual obligations or any applicable law or otherwise) in respect of any past, present or future action, suit or proceeds shall be discharged under the Plan of Reorganization and all undertakings and agreements for or relating to any such indemnification, contribution or reimbursement shall be rejected and terminated.

           (b) LIMITED CONTINUING INDEMNIFICATION. The parties further acknowledge that pursuant to Section 12.07(b) of the Plan of Reorganization, no obligation of Seller, whether arising pursuant to law or its certificate of incorporation or bylaws or by contract or otherwise, to indemnify, or to pay contribution or reimbursement to, any individual who served as a director or officer of Seller at any time during the period that commenced three years prior to the Filing Date and ends on the Effective Date shall be (i) discharged or impaired under the Plan of Reorganization, (ii) subordinated under Section 510 of the Bankruptcy Code or otherwise, or (iii) disallowed under Section 502(e) of the Bankruptcy Code. Any such obligation that, under the Bankruptcy Code, has the priority of an expense of administration shall be entitled to such priority. No proof of claim shall be required to preserve any such obligation. Purchaser agrees that it shall assume and agrees to pay all such obligations and, further, shall defend, indemnify and hold harmless each such individual from and against all claims, damages, losses, liabilities, costs and expenses (including the reasonable fees and disbursements of legal counsel selected and employed by such indemnified person, whether or not suit is brought) based on, arising from or in any manner related to (i) any failure by Purchaser to pay any Claim or other liability or to perform any obligation binding on it pursuant to the Plan of Reorganization or other liability or to perform any obligation binding on it pursuant to the Plan of Reorganization or this Agreement or (ii) any act, omission, wrongful conduct, circumstance or event as to which either any Cause of Action is released as against any Person pursuant to the Plan of Reorganization or any such indemnification obligation is preserved pursuant to Section 12.07(b) of the Plan of Reorganization; PROVIDED, HOWEVER, that (i) no individual shall be indemnified in respect of any claim, damages, liability, loss, cost or expense that is finally determined by a court of competent jurisdiction to have been caused by such individual's own willful misconduct or gross negligence and (ii) no 1992 Merger Consideration Recipient shall be indemnified as to any 1992 Merger Consideration Recovery Claim pursuant to this Section 8.12(b) or Section 12.07(b) of the Plan of Reorganization.

     8.13 CONFLICT WITH PLAN OF REORGANIZATION OR DISCLOSURE STATEMENT. In case of any conflict between any provision of this Agreement and any provision of the Plan of Reorganization or the Disclosure Statement, the provisions of this Agreement shall govern.


                           ARTICLE IX
                           DEFINITIONS

     The following terms shall have the meanings set forth herein for the purposes of the transactions described in this Agreement;

     "A&M MANAGEMENT SERVICES AGREEMENT" shall mean the
Management Services Agreement dated as of __________ __, 1996 between Alvarez & Marsal and Purchaser.

     "A&M OPTION AGREEMENT" shall mean the Option Agreement dated as of __________ __, 1996 between Alvarez & Marsal and Purchaser, entered into pursuant to the A&M Management Services Agreement.

     "A&M STOCK SUBSCRIPTION AGREEMENT" shall mean the Stock
Subscription Agreement dated as of __________ __, 1996 between
Purchaser and Alvarez & Marsal, Inc. or its affiliate.

     "ACQUIRED ASSETS" shall have the meaning given to it in
Section 1.1.

     "AGREEMENT" shall mean this Asset Purchase Agreement, including all Exhibits hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "APPROVAL ORDER" shall mean an order confirming the Plan of Reorganization, including approval the acquisition of the Business by the Purchaser in accordance with the terms agreed to by the parties hereto.

     "ASSUMED OBLIGATIONS" shall have the meaning given to it in
Section 1.6.

     "ASSUMPTION AGREEMENT" shall mean the Assumption Agreement dated as of the Closing Date between Seller and Purchaser, substantially in the form attached hereto as Exhibit F.

     "BANKRUPTCY CASE" shall have the meaning given to it in the preamble to this Agreement.

     "BANKRUPTCY CODE" shall mean Title 11 of the United States
Code.

     "BANKRUPTCY COURT" shall have the meaning given to it in the preamble of this Agreement.

     "BUSINESS" shall mean the retail pre-recorded and blank record, compact disc, cassette, video, video cassette and other music and video consumer entertainment products business of Seller.

     "CLOSING" shall mean the consummation of the transactions contemplated herein, subject to the terms and conditions set forth herein.

     "CLOSING DATE" shall have the meaning given to it in Section
7.1.

     "CODE" shall mean the United States Internal Revenue Code of
1986, as amended.

     "COMMON STOCK" shall have the meaning given thereto in
Section 2.1(a).

     "CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of _______, 1996 among the Purchaser and ____________________, containing terms and provisions satisfactory to Seller and the Trade Committee.

     "DISCLOSURE STATEMENT" shall mean the Disclosure Statement describing this Agreement and the Plan of Reorganization filed with the Bankruptcy Court in connection with the Bankruptcy Case.

     "ENCUMBRANCE" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "EXCLUDED ASSETS" shall have the meaning given to it in
Section 1.4.

     "EXCLUDED LIABILITIES" shall have the meaning given to it in
Section 1.5.

     "GOVERNMENTAL AUTHORITY" shall mean the government of the United States or any state or political subdivision thereof and any United States or any state entity or any entity of a political subdivision thereof, including any court, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "LIQUIDATION AGENT AGREEMENT" shall mean the Liquidation
Agent Agreement dated as of the Closing Date between Seller and Purchaser, substantially in the form attached hereto as Exhibit
E.

     "HART-SCOTT-RODINO ACT" shall mean the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

     "PETITION DATE" shall mean August 2, 1995, the date on which the Bankruptcy Case was commenced.

     "PLAN OF REORGANIZATION" shall mean the Debtors' First
Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996, providing, inter alia, for the transactions contemplated in this Agreement.

     "REAL PROPERTY" shall mean all real property, appurtenances thereto, rights in connection therewith, and any interest therein, including without limitation leasehold estates owned by Seller.

     "SHARES" shall have the meaning given to it in Section
2.1(a).

     "TAX" or "TAXES" shall mean all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, transfer, payroll, goods and services, value-added or minimum tax, or any other tax, custom, duty, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority.

     "TAX RETURN" shall mean any return, report or similar statement required to be filed with respect to any Taxes including any attached schedules, statements or worksheets), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

     "TOTAL PURCHASE PRICE" shall have the meaning given to it in
Section 2.1(a).

     "WARRANTS" shall mean warrants to purchase shares of Common
Stock.

     "WARRANT AGREEMENT" shall mean the Warrant Agreement, substantially in the form attached hereto as Exhibit D, representing the Warrants to be issued as part of the Total
Purchase Price, if Warrants are to be issued pursuant to the Plan of Reorganization.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first written above.


                              WHEREHOUSE ENTERTAINMENT, INC.


                              By:
                                  ------------------------------
                                   Name:
                                   Title:



                              WEI HOLDINGS, INC.


                              By:
                                  ------------------------------
                                   Name:
                                   Title:



                              ____________________


                              By:
                                  -------------------------------
                              Its:
                                  -------------------------------

                            EXHIBIT A

                          BILL OF SALE


           For good and valuable consideration, receipt of which is hereby acknowledged, pursuant to the Asset Purchase Agreement, dated as of __________, 1996 (the "AGREEMENT"), among Wherehouse Entertainment, Inc. and WEI Holdings, Inc., each a Delaware corporation (collectively "SELLER") and _________________________, a Delaware corporation ("BUYER"), and subject to the terms and conditions set forth therein, including, without limitation the acknowledgement set forth in Section 3.4 thereof, and intending to be legally bound hereby, Seller does hereby unconditionally and irrevocably sell, convey, grant, assign and transfer to Buyer, its successors and assigns, all of Seller's legal, beneficial and other right, title and interest in and to the Acquired Assets (as defined in the Agreement).

           Capitalized terms used herein and not defined have the meanings assigned to them in the Agreement. Nothing herein is intended to limit or supersede in any way the representations and warranties of Seller set forth in the Agreement.

           Notwithstanding anything to the contrary contained in this Bill of Sale, the "Acquired Assets" do not include, and Seller does not hereby sell, convey, assign or transfer to Buyer any of Seller's right, title or interest in or to, the Excluded Assets.

           IN WITNESS WHEREOF, Seller has caused this Bill of
Sale to be executed this _____ day of __________, 1996.

                              WHEREHOUSE ENTERTAINMENT, INC.


                              By:
                                  -------------------------------
                              Name:
                              Title:


                              WEI HOLDINGS, INC.,


                              By:
                                  ---------------------------------
                              Name:
                              Title:


ACCEPTED AND AGREED:

____________________

By: _______________________________
Its:  _______________________________

                            EXHIBIT B

                      TRADEMARK ASSIGNMENT


           For good and valuable consideration, the receipt of which is hereby acknowledged, pursuant to that certain Asset Purchase Agreement dated as of __________, 1996 (the "AGREEMENT"), by and between Wherehouse Entertainment, Inc. and WEI Holdings, Inc., each a Delaware corporation (collectively "SELLER"), and ____________________, a Delaware corporation ("BUYER"), and subject to the terms and conditions set forth therein including, without limitation the acknowledgement set forth in Section 3.4 thereof, and intending to be legally bound, Seller hereby assigns and transfers to Buyer, all of Seller's rights to all trademarks, trade names, service marks and other proprietary intangibles used in or related to the Business (as defined in the Agreement), including, without limitation, those set forth on Annex A hereto.

           IN WITNESS WHEREOF, Seller has executed and delivered this Trademark Assignment as of the ____ day of __________, 1996.

                              WHEREHOUSE ENTERTAINMENT, INC.


                              By:
                                  -----------------------------
                              Name:
                              Title:



                              WEI HOLDINGS, INC.


                              By:
                                  ------------------------------
                              Name:
                              Title:

ACCEPTED AND AGREED:

____________________


By: _______________________________
Its:  _______________________________

                             ANNEX A

                           TRADEMARKS





                           REGISTRATION   REGISTRATION  JURISDICTION
DESCRIPTION    SERIAL NO.  NO.            DATE
-----------    ----------   -----------   ------------  -------------


                            EXHIBIT C

                        PATENT ASSIGNMENT


          For good and valuable consideration, the receipt of which is hereby acknowledged, pursuant to that certain Asset Purchase Agreement dated as of __________, 1996 (the "AGREEMENT"), by and between Wherehouse Entertainment, Inc. and WEI Holdings, Inc., each a Delaware corporation (collectively "SELLER"), and ____________________, a Delaware corporation ("BUYER"), and subject to the terms and conditions set forth therein including, without limitation the acknowledgement set forth in Section 3.4 thereof, and intending to be legally bound hereby, Seller hereby assigns and transfers to Buyer, all of Seller's rights to all patents, patent applications and patent licenses used in or related to the Business (as defined in the Agreement), including, without limitation, those set forth on Annex A hereto.

          IN WITNESS WHEREOF, Seller has executed and delivered this Trademark Assignment as of the ____ day of __________, 1996.

                              WHEREHOUSE ENTERTAINMENT, INC.


                              By:
                                  ----------------------------
                              Name:
                              Title:



                              WEI HOLDINGS, INC.


                              By:
                                  -----------------------------
                              Name:
                              Title:


ACCEPTED AND AGREED:

____________________


By: _______________________________
Its:  _____________________________

                             ANNEX A

                             PATENTS



                           REGISTRATION   REGISTRATION  JURISDICTION
DESCRIPTION    SERIAL NO.  NO.            DATE
-----------    ----------   -----------   ------------  -------------


                            EXHIBIT D

                    FORM OF WARRANT AGREEMENT


                            [to come]

                            EXHIBIT E

               FORM OF LIQUIDATION AGENT AGREEMENT

                   LIQUIDATION AGENT AGREEMENT


         This Liquidation Agent Agreement (this "AGREEMENT") is entered into as of __________ __, 199_, by and among Wherehouse
Entertainment, Inc., and its parent, WEI Holdings, Inc., each a Delaware corporation (collectively, the "DEBTORS"), and [_______________________], a Delaware corporation (the
"COMPANY").

                            RECITALS

         WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 (the "POR") and an Asset Purchase Agreement dated as of _____________, 199_ (the "ASSET PURCHASE AGREEMENT"), the Company will acquire substantially all of the assets of the Debtors who are debtors and debtors-in-possession, in Case No. 95-911 (HSB) (Jointly Administered), in the Bankruptcy Court for the District of Delaware; and

         WHEREAS, Section 9.05 of the POR requires the Company to act as the liquidation agent for the Debtors in respect of the Estates (the "LIQUIDATION AGENT OBLIGATIONS"), and Section 4.7 of the Asset Purchase Agreement requires the Company and the Debtors to enter into this Agreement in order to permit the Company to perform the Liquidation Agent Obligations.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

    1. DEFINITIONS. Unless otherwise indicated, all capitalized terms used herein without definition shall have the meanings given thereto in the POR.

    2. APPOINTMENT. The Debtors hereby irrevocably appoint the Company, and the Company hereby accepts the appointment, as the Debtors' liquidation agent and attorney-in-fact, with full authority in the place and stead of the Debtors and in the name of the Debtors, the Company or otherwise, from time to time in the Company's discretion to take any action and to execute any instrument necessary or advisable to perform the Liquidation Agent Obligations, including without limitation:

         (a)  to admit, object to or contest any and all Claims;

         (b) to defend, protect and enforce any and all rights and interests of the Debtors and to make any and all distributions required or permitted to be made by the Debtors under the POR;

         (c) to file any and all reports, requests for relief or opposition thereto in respect of the Estates and the liquidation thereof;

         (d) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Debtors' property;

         (e) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a), (b), (c) and (d) above;

         (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any receivables of the Debtors and other documents relating to the Debtors' assets;

         (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Debtors' assets as fully and completely as though the Company were the absolute owner thereof for all purposes;

         (h) to take any and all other actions necessary or appropriate to implement the POR or to wind up the Estates in accordance with applicable law; and

         (i) to pay (from its own funds and without any right of contribution or reimbursement as against the Estates) any and all claims, liabilities, losses, damages, costs and expenses incurred in connection with the Liquidation Agent Obligations.

    3. ACCEPTANCE OF OBLIGATIONS. The Company hereby agrees to perform the Liquidation Agent Obligations.

    4.   NO COMPENSATION.      The Company shall not be entitled
to receive any compensation or indemnification from the Debtors or the Estates for the Company's services under this Agreement.

    5.   MISCELLANEOUS.

         (a) Further Assurances. The Debtors shall cooperate and shall promptly take all such further actions and shall execute and deliver all such further documents as may be requested by the Company in order to carry out the provisions and purposes of this Agreement.

         (b) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         (c) Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.


                             [_______________________________]


                             By:
                                -------------------------------
                             Its
                                -------------------------------



                             [WEI ACQUISITION CO.]


                             By:
                                 --------------------------------
                             Its
                                 ---------------------------------


                            WEI HOLDINGS, INC.


                             By:
                                 --------------------------------
                             Its
                                 ---------------------------------

                            EXHIBIT F

                      ASSUMPTION AGREEMENT


         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to an Asset Purchase Agreement dated as of __________, 1996 (the "AGREEMENT") among Wherehouse Entertainment, Inc. and WEI Holdings, Inc., each a Delaware corporation (collectively "SELLER"), and [Reorganized Wherehouse], a Delaware corporation ("BUYER"), and subject to the terms and conditions set forth therein including, without limitation the acknowledgement set forth in Section 3.4 thereof, and intending to be legally bound hereby, Buyer hereby assumes and agrees to pay and otherwise perform after Closing Date, the liabilities and obligations set forth as "ASSUMED OBLIGATIONS" in Section 1.6 of the Agreement, which is incorporated herein by this reference.

         Notwithstanding anything to the contrary contained in this Assignment and Assumption Agreement, Buyer does not hereby assume any of the liabilities and obligations other than those identified as Assumed Obligations under Section 1.6 of the Agreement.


         IN WITNESS WHEREOF, the paries hereto have caused this Assumption Agreement to be executed as of this ____ day of __________, 1996.


                             [REORGANIZED WHEREHOUSE]


                             By:
                                --------------------------------
                             Its
                                ---------------------------------

                            EXHIBIT B


                             BYLAWS
                               OF
                     _______________________
                    (A DELAWARE CORPORATION)

            ________________________________________



                            ARTICLE I
                             OFFICES

          Section 1. Principal Executive Office. The principal executive office for the transaction of the business of the Corporation shall be located at such place within or without the State of Delaware as shall be fixed from time to time by the board of directors, and if no place is fixed by the board of directors, such place as shall be fixed by the president.

          Section 2. Other Offices. Branch offices may at any time be established by the board of directors at any place or places where the Corporation is qualified to do business.

                           ARTICLE II
                       NUMBER OF DIRECTORS

          The authorized number of directors of the Corporation shall be not less than as stated in the Certificate of Incorporation. The initial number of directors shall be one. In connection with the acquisition by the Corporation of the assets of WEI Holdings, Inc. and Wherehouse Entertainment, Inc. (the "Acquisition"), the initial director shall appoint other members to the board of directors and the board shall consist of five directors, until changed by an amendment to the By-Laws duly adopted by the board of directors amending this Article II in accordance herewith. Directors need not be stockholders of the Corporation. As used in these Bylaws, the term "authorized number of directors" means the total number of directors which the Corporation would have if there were no vacancies.


                           ARTICLE III
                    MEETINGS OF STOCKHOLDERS

          Section 1. Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held at any place within or without the State of Delaware which may be designated by the board of directors, or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation. Absent such designation or written consent, meetings shall be held at the principal executive office of the Corporation.

          Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation shall be held in each year on such date and at such time as may be designated from time to time by the board of directors. Directors shall be elected at the annual meeting, and any other business may be transacted which is within the power of the stockholders and allowed by law.

          Section 3. Special Meetings. Special meetings of the stockholders, for any purpose whatsoever, may be called by the board of directors or by the holders of a majority of shares then entitled to vote at an election of directors.

          Section 4. Notice of Meetings, Annual or Special. Except as otherwise required by law, written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

          Notice of a stockholders' meeting shall be given either personally or by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

          Section 5. Persons Entitled to Vote. If no record date is fixed by the board of directors pursuant to Section 6 of this Article III, the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto.

          Section 6. Record Date. The board of directors may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote at such meeting, entitled to vote by written consent on matters approved by the board of directors or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful actions. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting, not prior to nor more than ten (10) days after the date of the resolution fixing the record date for votes by written consent and not more than sixty (60) days prior to any other action, respectively.

          Section 7. Presiding Officer. Unless the board of directors shall otherwise provide in advance of any meeting of stockholders, at each meeting of the stockholders, the chairman of the board shall preside, or if none, or if absent or unable to act, the president shall preside, or in the case of the absence or inability to act of the chairman of the board and of the president, a vice president shall preside, or in the case of the absence of inability to act of the chairman of the board, president and a vice president, a director or stockholder, appointed by the stockholders at the meeting, shall preside.

          Section 8. Quorum. The presence at a meeting in person or by proxy of the persons entitled to vote a majority of the voting shares constitutes a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment of such meeting, notwithstanding the withdrawal of such number of stockholders so as to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. Except as otherwise provided by law, or in the Certificate of Incorporation of the Corporation, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present shall be the act of the stockholders.

          Section 9. Adjourned Meetings and Notice Thereof. Any annual or special meeting of the stockholders, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares present in person or by proxy.
When a meeting is adjourned for thirty (30) days or more, or if a new record date for the adjourned meeting is fixed by the board of directors, notice of the adjourned meeting shall be given to such stockholders of record entitled to vote at the adjourned meeting as in the case of any original meeting. When a meeting is adjourned for less than thirty (30) days, and a new record date is not fixed by the board of directors, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken, provided that only business which might have been transacted at the original meeting may be conducted at such adjourned meeting.

          Section 10. Voting. In all matters other than the election of directors, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy. Such vote may be by voice vote or by written ballot; provided, however, that the board of directors may, in its discretion, require a written ballot for any vote.

          Unless otherwise provided in or pursuant to the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

          Section 11. Action Without Meeting. Any action which, under any provision of the General Corporation Law of the State of Delaware, may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) shall be delivered to the Corporation by delivery to its registered office by hand or by certified or registered mail, return receipt requested, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stock-holders are recorded; provided, however, that if any action is approved by written consent of less than all stockholders entitled to vote, prompt notice shall be given (in the same manner as notice of meetings is to be given) of such action to all stockholders entitled to vote who did not consent in writing to such action.

          Section 12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy; provided, however, that no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy expressly provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as a proxy pursuant to this section, the following shall constitute a valid means by which a stockholder may grant such authority:

               (1)  A stockholder may execute a writing
     authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stock-holder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

               (2)  A stockholder may authorize another
     person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          Section 13. List of Stockholders. It shall be the duty of the secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the board of directors, to prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the place where the meeting is to be held or at another place within the city where the meeting is to be held if such other place is specified in the notice of the meeting. The list shall be produced at and for the duration of the meeting for inspection by any stockholder who shall be present thereat. The original or duplicate stock ledger shall be exclusive evidence of the stockholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at such election.


                           ARTICLE IV
                    DIRECTORS AND MANAGEMENT

          Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such authority and powers of the Corporation to do all such lawful acts and things as are not by law, the Certificate of Incorporation of the Corporation or these ByLaws directed or required to be exercised or done by the stockholders. Without limiting the generality of the foregoing, it is hereby expressly declared that the directors shall have the power:

               (a)  to appoint and remove at pleasure all
     officers, managers, management companies, agents and employees of the Corporation, prescribe their duties in addition to those prescribed in these Bylaws, supervise them, fix their compensation and require from them security for faithful service; such compensation may be increased or diminished at the pleasure of the directors;

               (b) to conduct, manage and control the affairs and business of the Corporation; to make rules and regulations not inconsistent with the Certificate of Incorporation or Delaware law or these Bylaws; to make all lawful orders on behalf of the Corporation and to prescribe the manner of executing the same;

               (c) to appoint by resolution passed by a majority of the authorized number of directors an executive and other committees, each committee to consist of 1 or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. The directors may designate by resolution to any such committee any of the powers and authority of the board of directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors in accordance with the provisions of the General Corporation Law of the State of Delaware fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.
     The executive committee, if any, shall be composed of two
     (2) or more directors. The provisions of these Bylaws regarding notice and meetings of directors shall apply to all committees;

               (d) to designate from time to time the person or persons who may sign or endorse checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, and to prescribe the manner of collecting and depositing funds of the Corporation, and the manner of drawing of checks thereon;

               (e) to authorize the issuance of stock of the Corporation, from time to time, upon such terms as may be lawful;

               (f) to prepare an annual report to be sent to the stockholders after the close of the fiscal or calendar year of this corporation, which report shall comply with the requirements of law. To the extent permitted by law, the requirements that an annual report be sent to stockholders and the time limits for sending such reports are hereby waived, the directors, nevertheless, having the authority to cause such report to be prepared and sent to stockholders;

               (g) to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and such certificates from time to time as in their judgment they may deem best; and

               (h) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          Section 2. Term of Office. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor is elected and qualified, or until his earlier death, or resignation or removal in the manner hereinafter provided.

          Section 3. Quorum and Manner of Acting. A majority of the directors in office (but in no event less than one-third of the authorized number of directors) shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. A majority of the directors present may adjourn any meeting from time to time. Notice of any adjourned meeting shall be given in the manner provided in Section 5 of this Article IV.

          Section 4.  Vacancies.  A vacancy in the board of
directors exists in case of the happening of any of the following events:

               (a) The death, resignation, or removal of any director.

               (b)  The authorized number of directors is
     increased.

               (c) At any annual, regular, or special meeting of stockholders at which any director is elected, the stockholders fail to elect the full authorized number of directors to be elected at that meeting.

               (d) The board of directors declares vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or otherwise in a manner provided by law.

All vacancies (other than vacancies created by removal of a director) may be filled by the majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the stockholders. The stockholders may, by vote or written consent of a majority of the outstanding shares entitled to vote in election of directors, elect a director at any time to fill any vacancy not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the stockholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

          Section 5.  Meetings of Directors.

               (a) The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

               (b)  All special meetings of the board of
     directors shall be called by the chairman of the board (if any), or the president, or, if both are absent or unable or refuse to act, by any two (2) directors.

               (c) Written or oral notice of the time and place of special meetings of the board of directors shall be given or delivered personally to each director, or sent to each director by mail or by other form of written or telephonic communication (including cable, telegram, telex and telephone), at least twenty-four (24) hours before the meeting if personal delivery is made or if the telephone, telegraph, cable or telex is used, and at least four (4) days before the meeting if mail is used. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to such director at the place and city in which the meetings of the directors are regularly held. Proof that notice was given shall be by affidavit of the chairman of the board, president, vice president, secretary or two (2) directors, or of the person acting under the direction of any of the foregoing, who gives such notice and such proof of notice shall be made a part of the minutes of the meeting. Notice of the time and place of holding an adjourned meeting shall be given to absent directors if the time fixed at the meeting which was adjourned for the adjourned meeting is more than twenty-four
     (24) hours after adjournment. Notwithstanding the fore-going, sufficient notice of a meeting of the board of directors to be held immediately following a stockholders meeting at which one or more directors is elected, may be given by announcement thereof at such stockholders' meeting.

               (d) At the meeting of the board of directors next following each annual meeting of the stockholders, the board shall elect officers.

               (e) Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

               (f) Meetings of the directors may be held at any place within or without the State of Delaware designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the board.

               (g) The members of the board of directors or of any committee thereof may participate in a meeting of such board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such a meeting.

          Section 6. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken by the board of directors of this corporation or of any committee thereof under the General Corporation Law of the State of Delaware may be taken without a meeting if all members of the board or committee, as the case may be, individually or collectively, consent thereto in writing and the writing or writings evidencing such consent are filed with the minutes of proceedings of the board or committee.


          Section 7. Fees and Compensation. One or more of the directors may, by resolution of the board of directors, receive such compensation for services as director, and may be allowed such reimbursement of expenses as may be fixed or determined by the board of directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

          Section 8. Resignations. Any director of the Corporation may resign at any time by giving written notice to the board of directors. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 9. Removal of Directors. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors.

          Section 10. Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all the books, records and documents of every kind and to inspect physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

          Section 11. Officers. The officers of the Corporation shall be a president, one or more vice presidents as the board of directors shall determine (any one or more of whom the board of directors may designate executive vice president or senior vice president or similar title), a secretary, and a treasurer, each of whom shall be chosen by and hold office at the pleasure of the board of directors. Any number of offices may be held by the same person. The board of directors may from time to time choose such other officers, including but not limited to a chairman of the board, one or more vice presidents or assistant vice presidents, a treasurer, and one or more assistant secretaries, as may be deemed expedient, to hold office at the pleasure of the board of directors, with such authority as may be specifically delegated to such officers by the board of directors.

          Section 12. Election of Officers; Term of Office; Qualifications; Duties. The officers shall be chosen by the board of directors. Each officer shall hold office until a successor is elected or until his or her death, or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Officers may be, but need not necessarily be, selected from the members of the board of directors or from the stockholders. The officers shall each have such powers and duties as are set forth in these Bylaws and as generally pertain to their respective offices, and as from time to time may be conferred upon them by the board of directors.

          Section 13. Removal of Officers. Any officer may be removed, either with or without cause, at any time, by the board of directors. Any such removal shall be without prejudice to the rights, if any, of any contract of employment of the officer.

          Section 14. Resignation of Officers. Any officer may resign at any time by giving written notice to the board of directors. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 15. Vacancies of Officers. A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these Bylaws for election to such office.

          Section 16.  Chairman of the Board of Directors.
Should the board of directors elect a chairman of the board, he shall, subject to the control of the board of directors, have such supervision, direction and control of the business and other officers of the Corporation as the board of directors may delegate to such officer from time to time. Absent such specific delegation, and unless provided otherwise by resolution of the board of directors, the chairman of the board shall have the duties and authority of a chief executive officer. The chairman of the board shall preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors.

          Section 17. President. The president shall, subject to the control of the board of directors, have such supervision, direction and control of the business and officers of the Corporation as the board of directors may delegate to such officer from time to time. Absent such specific delegation, and in the absence of the existence of the office of chairman of the board, the president shall have the duties and authority of a chief executive officer, and shall preside at all meetings of the stockholders and, if a director, at all meetings of the board of directors. Should the office of chairman of the board exist, the president shall have such duties and authority as may be granted to such officer by the board of directors or as may be delegated to such officer by the chairman of the board.

          Section 18. Secretary. The secretary shall be the custodian of the seal of the Corporation and of the books and records and files thereof, and shall affix the seal of the Corporation to all certificates of stock, papers and instruments requiring the same. The secretary shall, in the manner provided by law, keep, or cause to be kept, at the principal executive office, or such other place as the board of directors may order, a minute book of all meetings of directors and stockholders. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors and of any committees thereof required by the Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

          Section 19. Treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The treasurer shall render to the president or the board of directors, whenever such officer or board so requests, an account of the financial condition of the Corporation.

          Section 20. Vice Presidents. In the absence or disability of the president, the vice president or vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors, shall perform all duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice president or vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors.


                            ARTICLE V
                              STOCK

          Section 1. Certificate of Shares. Every owner of shares in this corporation shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation or any law, as shall be prescribed by the board of directors, certifying the number of shares and class or series owned by such stockholder in the Corporation. Every certificate for shares shall be signed by, or in the name of the Corporation signed by, the chairman of the board, the president or a vice-president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. Subject to the restrictions provided by law, signatures may be a facsimile and shall be effective irrespective of whether any person whose signature appears on the certificate shall have ceased to be such officer before the certificate is delivered by the Corporation. Each certificate issued shall bear all statements or legends required by law to be affixed thereto.

          Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such stockholder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary or with the transfer agent or transfer clerk. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent or transfer clerk of a certificate for shares duly endorsed and accompanied by all applicable taxes thereon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. The secretary or transfer agent may require that all signatures shall be guaranteed. Whenever any transfer of shares shall be made for collateral security and not absolutely, such facts shall be so expressed in the entry of transfer if, when the certificate or certificate shall be presented to the Corporation for transfer, both the transferor and transferee request the Corporation so to do.

          Section 3. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or upon the surrender of any mutilated certificate, if the Corporation shall not theretofore have received notice that the certificate alleged to have been lost, destroyed or stolen has been acquired by a bona fide purchaser thereof, and the board of directors may, at its discretion, require the owner of the lost, stolen, or destroyed certificate or such owner's legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the board of directors shall, in its uncontrolled discretion, determine, to indemnify the Corporation against any claim that may be made against it on account of alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

          Section 4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize as the exclusive owner of shares or other securities of the Corporation, for all purposes as regards the Corporation, the person in whose name the shares or other securities stand registered on its books as the owner, and such person exclusively shall be entitled to receive dividends and to vote as such owner. To the extent permissible under law, the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of the shares or other securities, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares or other securities on the part of any person, whether or not it shall have express or other notice thereof.

          Section 5. Regulations. The board of directors shall have power and authority to make all such rules and regulations not inconsistent with law or with the Certificate of Incorporation as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation, and may appoint transfer agents, transfer clerks and registrars thereof.


                           ARTICLE VI
                         INDEMNIFICATION

          Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of the Corporation, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such person while a director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under this Section 1 or otherwise.

          Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware or other applicable law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including the board of directors, independent legal counsel or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

          Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

          Section 5. Indemnity Agreements. The Corporation may enter into indemnity agreements with the persons who are members of the board of directors from time to time, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the fullest extent permitted.

          Section 6. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or other officer of the Corporation existing at the time of the amendment, repeal or modification.


                           ARTICLE VII
                              SEAL

          The board of directors may adopt a corporate seal. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The board of directors may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.


                          ARTICLE VIII
                           FISCAL YEAR

          The fiscal year of the Corporation shall be as determined by the board of directors from time to time.

          THIS IS TO CERTIFY: That I am the duly elected, qualified and acting Secretary of said corporation and that the foregoing Bylaws were adopted as the Bylaws of said corporation on the ____ day of _______, 199_.




                              -----------------------------
                              [Name], Secretary

                       EXHIBIT C


                CERTIFICATE OF INCORPORATION

                             OF

                     WEI ACQUISITION CO.
                  (A DELAWARE CORPORATION)




          FIRST:    The name of the corporation is WEI
Acquisition Co. (the "Corporation").

          SECOND:   The address of the Corporation's
registered office in the State of Delaware is 1013 Centre
Road, City of Wilmington, County of New Castle, Delaware
19805. The name of its registered agent at such address is Corporation Service Company.

          THIRD:    The purpose of the Corporation is to
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The Corporation is authorized to issue two
classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of stock which the Corporation shall have authority to issue is twenty-seven million (27,000,000), consisting of twenty-four million (24,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"), and three million (3,000,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

          Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. Without limiting the generality of the foregoing, as to each such series of Preferred Stock, the Board of Directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, rights to subscribe for or purchase any securities of the Corporation or any other corporation, and the number of shares constituting such series, or any or all of them, all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation"). The Board of Directors may increase or decrease the number of shares in any such series after the issue of shares of that series, but not below the number of shares of such series then outstanding. Should the number of shares of any series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

          Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes (which vote may be made by voice vote or written ballot, in accordance with the Bylaws of the Corporation), and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

          The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

          FIFTH:    The name and mailing address of the
incorporator is as follows:

               Name                Mailing Address

          Joyce J. Ono            O'Melveny & Myers LLP
                                  400 South Hope Street
                                  Los Angeles, CA  90071-2899

          SIXTH:    The number of directors of the Corporation
shall, prior to the appointment of additional directors following the Acquisition (as defined in Article II of the Bylaws), be one, and immediately upon such appointment, shall consist of not less than three but not more than nine directors, or such greater number as is provided in the following paragraph. The number of directors shall be changed from time to time within the foregoing limits by, or in such manner as may be provided in, the By-laws of the Corporation.


          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Preferred Stock Designation applicable thereto, and such directors so elected shall be in addition to the number of directors provided for in the preceding paragraph.

          SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the By-Laws, and to fill any vacancies on the Board of Directors, except as may otherwise be provided in the By-Laws.

          EIGHTH:   The personal liability of the directors of
the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended or supplemented, and the initial Bylaws adopted by the Board of Directors shall set forth the terms and conditions under which the Corporation shall provide indemnification to the directors of the Corporation. Such indemnification obligations shall apply in addition to such other rights to indemnification as may be available to the directors under applicable law, or in equity, pusuant to any contract or agreement or otherwise.

          NINTH:    All of the powers of the Corporation,
insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby con-ferred upon the Board of Directors of the Corporation.

          TENTH:    Whenever a compromise or arrangement is
proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrange-ment, the said compromise or arrangement and the said reor-ganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          ELEVENTH: No nonvoting equity securities of the Corporation may be issued; this provision, included in this Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, shall have no force and effect except to the extent required by such Section and to the extent such Section is in effect and applicable to the Corporation.


          I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of November 1996.





                                   /s/ Joyce J. Ono
                                   ------------------------------

                                            EXHIBIT D TO DEBTORS'
                                            FIRST AMENDED CHAPTER
                                            11 PLAN


                            [Form of]

     OPEN CREDIT TERMS COMMITMENT AND OPTION EXERCISE NOTICE


TO:  Wherehouse Entertainment, Inc.
     19701 Hamilton Avenue
     Torrance, CA  90502

     Attn: Chief Financial Officer

We refer you to the Debtors' First Amended Chapter 11 Plan in Bankruptcy Case No. 95-911 (HSB) in the United States Bankruptcy Court for the District of Delaware, as it may be amended from time to time (the "Bankruptcy Plan"). All capitalized terms used in this letter which are defined in the Bankruptcy Plan have the meanings therein given.

We are a supplier of copyrighted music, film or other entertainment products, personal electronic products or blank tapes or discs to Wherehouse Entertainment, Inc. We intend to continue to supply such items from time to time pursuant to purchase orders issued by Reorganized Wherehouse after the Bankruptcy Plan becomes effective.

We are the sole Holder of a General Unsecured Claim which we assert should be Allowed in the amount of $_________________.

Pursuant to Section 5.05(d) of the Bankruptcy Plan and subject to the confirmation of the Bankruptcy Plan by the Bankruptcy Court:

          1. OPEN CREDIT TERMS COMMITMENT. We hereby commit to sell such items to Reorganized Wherehouse on open credit terms substantially comparable to those from time to time offered by us to other similarly situated customers, subject to availability and such other terms of sale as we may from time to time establish, and

          2. OPTION EXERCISE NOTICE. We hereby transfer all of the New Common Stock that we are entitled to receive under
Section 5.05(a) of the Bankruptcy Plan to the Holders of the Senior Lender Secured Claims, in exchange for cash from the Secured Claim Cash Distribution equal to 27% of the Allowed amount of our General Unsecured Claim.

You are authorized and directed to remit such cash to us by check payable to [insert name of holder of General Unsecured Claim] and mailed to the following address:

We understand that the cash payment will be made by Reorganized
Wherehouse when our General Unsecured Claim is Allowed as provided in the Bankruptcy Plan.

We reserve the right to revoke this letter if the Plan is amended in any respect that is materially adverse to us. Such revocation shall be effective only if written notice is received by you at your above address at least two Business Days prior to the Effective Date of the Plan. Subject to the foregoing, this letter is irrevocable.

This letter shall be legally enforceable against us and our successors and assigns by Reorganized Wherehouse, the Holders of Senior Lender Secured Claims, and all other parties in interest under the Bankruptcy Plan, subject to confirmation by the Bankruptcy Court of the Bankruptcy Plan. We acknowledge acceptance hereof and reliance hereon by each of them.


                              Very Truly Yours,


                              --------------------------
                              [Name of Supplier]


                              By:
                                  ----------------------
                                An Authorized Signature

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